Exhibit 2.25

DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12
OF THE SECURITIES EXCHANGE ACT OF 1934

As of March 31, 2021, Alibaba Group Holding Limited. (the “company”, “we”, “us” and “our”) had the following series of securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary shares, par value US$0.000003125 per share*	9988	The Stock Exchange of Hong Kong Limited
American depositary shares, each representing eight (8) ordinary shares	BABA	New York Stock Exchange
US$1,500 million 3.125% Senior Notes Due 2021	n/a	Hong Kong Stock Exchange
US$2,250 million 3.600% Senior Notes Due 2024	n/a	Hong Kong Stock Exchange
US$700 million 4.500% Senior Notes Due 2034	n/a	Hong Kong Stock Exchange
US$700 million 2.800% Senior Notes Due 2023	n/a	Singapore Stock Exchange
US$2,550 million 3.400% Senior Notes Due 2027	n/a	Singapore Stock Exchange
US$1,000 million 4.000% Senior Notes Due 2037	n/a	Singapore Stock Exchange
US$1,750 million 4.200% Senior Notes Due 2047	n/a	Singapore Stock Exchange
US$1,000 million 4.400% Senior Notes Due 2057	n/a	Singapore Stock Exchange
US$1,500 million 2.125% Senior Notes Due 2031	n/a	Singapore Stock Exchange
US$1,000 million 2.700% Senior Notes Due 2041	n/a	Singapore Stock Exchange
US$1,500 million 3.150% Senior Notes Due 2051	n/a	Singapore Stock Exchange
US$1,000 million 3.250% Senior Notes Due 2061	n/a	Singapore Stock Exchange

*	In connection with the listing on the New York Stock Exchange of American depositary shares; for trading only in Hong Kong.

Description of Ordinary Shares (Items 9.A.3, 9.A.5, 9.A.6, 9.A.7, 10.B.3, 10.B.4, 10.B.6, 10.B.7, 10.B.8, 10.B.9 and 10.B.10 of Form 20-F)

We are an exempted company incorporated in the Cayman Islands with limited liability and our affairs are governed by our memorandum and articles of association, which we refer to below as our articles, the Companies Act (As Revised) of the Cayman Islands, which we refer to below as the Companies Act, and the common law of the Cayman Islands.

As approved by our shareholders at the annual general meeting held on July 15, 2019, we subdivided each of our issued and unissued ordinary shares into eight (8) ordinary shares, or the share subdivision, effective July 30, 2019.

Following this share subdivision, and as of March 31, 2021, our authorized share capital was US$100,000 consisting of 32,000,000,000 ordinary shares, par value US$0.000003125 per share. As of July 22, 2021, there are 21,745,433,984 ordinary shares issued, fully-paid and outstanding.

Simultaneously with the share subdivision, a change in the ratio of our ADS to ordinary share also became effective. Following the ADS ratio change, each ADS represents eight (8) ordinary shares. Previously, each ADS represented one (1) ordinary share.

The following are summaries of material provisions of our articles and the Companies Act insofar as they relate to the material terms of our ordinary shares. The following summary is not complete, and you should read our articles, which are filed as exhibit 1.1 to our annual report on Form 20-F (File No. 001-36614) for the fiscal year ended March 31, 2021.

Registered Office

Our registered office in the Cayman Islands is located at the offices of Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, P.O. Box 847, George Town, Grand Cayman, Cayman Islands. Alibaba Group Holding Limited is an exempted company incorporated under the laws of the Cayman Islands on June 28, 1999.

Board of Directors

See “Item 6. Directors, Senior Management and Employees — C. Board Practices, Nomination and Terms of Directors” and “Item 6. Directors, Senior Management and Employees — C. Board Practices, Nomination and Terms of Directors — Duties of Directors” in our annual report on Form 20-F (File No. 001-36614) for the fiscal year ended March 31, 2021, as well as the relevant information in the documents that are filed with or incorporated by reference into such annual report.

Ordinary Shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of shareholders. Each holder of our ordinary shares shall be entitled to receive a certificate in respect of such ordinary shares only if our board of directors resolve that share certificates be issued. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares to bearer.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote.

Voting at any meeting of shareholders is by poll.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than three-fourths of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain matters described below which require a higher affirmative vote, in which cases the required majority to pass such a special resolution is 95%, and for certain types of winding up of the company, in which case the required majority to pass such a special resolution is 100%). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our articles. A special resolution is required for important matters such as a change of name and amendments to our articles. Our shareholders may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amounts than our existing shares and cancelling any authorized but unissued shares.

Our articles provide that a special resolution is required, and that for the purposes of any such special resolution, the affirmative vote of no less than 95% of votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting is required, in respect of any resolution relating to any of the following matters, including without limitation any amendments to any provisions of our articles that relate to any of the following matters:

●	any increase of our authorized share capital;

●	the limitations upon the resolutions which may be proposed by our shareholders who requisition a general meeting of shareholders;
●	the right of the Alibaba Partnership to nominate directors to our board as described below under “—Nomination, Election and Removal of Directors;”
●	any merger or consolidation that would adversely affect or alter the Alibaba Partnership’s right to nominate persons to serve as directors on our board of directors;
●	the procedures regarding the election, appointment and removal of directors or the size of the board; and
●	any alteration of the voting rights with respect to the above.

Transfer of Ordinary Shares

Subject to the restrictions contained in our articles, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in any usual or common form or any other form approved by our board of directors, executed by or on behalf of the transferor (and, if in respect of a nil or partly paid up share, or if so required by our directors, by or on behalf of the transferee).

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
●	the instrument of transfer is in respect of only one class of our shares;
●	the instrument of transfer is properly stamped, if required;
●	the ordinary share transferred is fully paid and free of any lien in favor of us;
●	any fee related to the transfer has been paid to us; and
●	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Liquidation

On a winding up of our company, if the assets available for distribution among the holders of our ordinary shares are more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among the holders of our ordinary shares on a pro rata basis in proportion to the par value of the ordinary shares held by them. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by the holders of our ordinary shares in proportion to the par value of the ordinary shares held by them.

The liquidator may, with the sanction of a special resolution of our shareholders and any other sanction required by the Companies Act, divide amongst the shareholders in species or in kind the whole or any part of the assets of our company, and may for that purpose value any assets and determine how the division is to be carried out as between our shareholders or different classes of shareholders.

We are a “limited liability” company registered under the Companies Act, and under the Companies Act, the liability of our shareholders is limited to the amount, if any, unpaid on the shares respectively held by them. Our articles contain a declaration that the liability of our shareholders is so limited.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined by our board of directors before the issue of such shares. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders (but no repurchase may be made contrary to the terms or manner recommended by our directors), or as otherwise authorized by our articles. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of shares may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied or abrogated with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, subject to any rights or restrictions for the time being attached to any class, be deemed to be materially adversely varied or abrogated by, among other things, the creation, allotment or issue of further shares ranking equally with or in priority or subsequent to such existing class of shares or the redemption or purchase of any shares of any class by our company. The rights of the holders of our shares shall not be deemed to be materially adversely varied or abrogated by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Notwithstanding the foregoing, our board of directors may issue preferred shares, without further action by the shareholders. See “— Differences in Corporate Law — Directors’ Power to Issue Shares.”

General Meetings of Shareholders

Shareholders’ meetings may be convened by a majority of our board of directors or our chairman. As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; however, our corporate governance guidelines provide that in each year we will hold an annual general meeting of shareholders. The annual general meeting shall be held at such time and place as may be determined by our board of directors.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that upon the requisition of shareholders holding in aggregate not less than one-third of the voting rights of such of the issued shares of our company that carries the right of voting at general meetings of our company, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions to be put to a vote at such meeting and have no right to propose resolutions with respect to the election, appointment or removal of directors or with respect to the size of the board. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

Advance notice of at least 10 days but no more than 60 days is required for the convening of our annual general meeting and any other general meeting of our shareholders. All general meetings of shareholders shall occur at such time and place as determined by our directors and set forth in the notice for such meeting.

A quorum for a general meeting of shareholders consists of any one or more shareholders present in person or by proxy, holding in aggregate not less than one-third of the voting power of our issued shares carrying a right to vote at such general meeting.

Nomination, Election and Removal of Directors

Our articles provide that persons standing for election as directors at a duly constituted general meeting with requisite quorum shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in person or by proxy at the meeting. Our articles further provide that our board of directors is divided into three groups designated as Group I, Group II and Group III with as nearly equal a number of directors in each group as possible. Directors assigned to Group I shall serve their current term of office, which will expire at our 2021 annual general meeting; directors assigned to Group II shall serve their current term of office, which will expire at our 2022 annual general meeting; and directors assigned to Group III shall serve their current term of office, which will expire at our 2023 annual general meeting. The Group I directors currently consist of Joe Tsai, J. Michael Evans, Eric Xiandong Jing and E. Börje Ekholm; the Group II directors currently consist of Daniel Zhang, Chee Hwa Tung, Jerry Yang and Wan Ling Martello; and the Group III directors currently consist of Walter Kwauk, Maggie Wei Wu and Kabir Misra. Joe Tsai, Daniel Zhang, Maggie Wei Wu, J. Michael Evans and Eric Xiandong Jing are designated Alibaba Partnership nominees; and Chee Hwa Tung, Walter Kwauk, Jerry Yang, E. Börje Ekholm and Wan Ling Martello are deemed nominees of the nominating and corporate governance committee. At each annual general meeting, directors elected to succeed those directors of the group the term of which shall then expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election. Our articles provide that, unless otherwise determined by shareholders in a general meeting, our board will consist of not less than nine directors, for so long as SoftBank has the right to nominate a director and when SoftBank no longer has such right, not less than seven directors. Our articles further provide that in no event shall our board should be comprised of less than five directors. We have no provisions relating to retirement of directors upon reaching any age limit.

Our articles provide that the Alibaba Partnership has the right to nominate such number of persons who shall stand for election as directors as may be required to ensure that directors nominated or appointed by the Alibaba Partnership shall constitute a simple majority of the total number of directors on our board of directors, with as equal a number of such nominated directors assigned to each group of directors as possible. Our articles further provide that the Alibaba Partnership’s nomination rights are conditioned on the Alibaba Partnership being governed by the partnership agreement as currently in effect, or as may be amended in accordance with its terms from time to time. Any amendment to the provisions relating to the purpose of the partnership, or to the manner in which the Alibaba Partnership exercises its right to nominate a simple majority of our directors, will be subject to the approval of the majority of our directors who are not nominees or appointees of the Alibaba Partnership and are “independent directors” within the meaning of Section 303A of the Corporate Governance Rules of the New York Stock Exchange.

A nominating and corporate governance committee of the board of directors has the right to determine the persons who shall stand for election as directors for the remainder of the places available for election to our board of directors, subject to the right of SoftBank to nominate one person to stand for election for so long as SoftBank holds ordinary shares or ADSs representing at least 15% of our outstanding shares pursuant to the articles. Each of the compensation committee and the nominating and corporate governance committee must consist of at least three directors and the majority of the committee members must be independent within the meaning of Section 303A of the Corporate Governance Rules of the New York Stock Exchange. The audit committee must consist of at least three directors, all of whom must be independent within the meaning of Section 303A of the Corporate Governance Rules of the New York Stock Exchange and meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act. The director nominated by SoftBank is entitled to receive notices and materials for all meetings of our committees and upon notice to the relevant committee, to join as an observer in meetings of the audit committee, the compensation committee, the nominating and corporate governance committee and other board committees we may establish.

In the event that the appointment of any person standing for election as a director fails to be approved by a simple majority of votes cast at a duly constituted general meeting, the party that nominated such person to stand for election shall have the power to appoint a different person to the board to serve as an interim director until the next annual general meeting of shareholders after such appointment. Such appointment shall become effective upon the nominating party giving a written notice (duly signed by the general partner of the Alibaba Partnership, or by majority of the members of the nominating and corporate governance committee, or by an authorized representative of SoftBank, as the case may be) to the company, without the requirement for any further vote or approval by our shareholders or our board. If a director ceases to serve as a member of our board for any reason (including without limitation due to the resignation, death or removal of such director), the party that nominated or appointed such director shall have the right to appoint a person to serve as an interim director until the next annual general meeting of shareholders after such appointment. The board of directors may expand the maximum number of directors on the board, subject to any maximum number determined from time to time by the shareholders at a general meeting.

If at any time the total number of directors on our board of directors nominated or appointed by the Alibaba Partnership is less than a simple majority for any reason, including because a director previously nominated by the Alibaba Partnership ceases to be a member of our board of directors or because the Alibaba Partnership had previously not exercised its right to nominate or appoint a simple majority of our board of directors, the Alibaba Partnership shall be entitled (in its sole discretion) to appoint such number of additional directors to the board as necessary to ensure that the directors nominated or appointed by the Alibaba Partnership comprise a simple majority of our board of directors. The appointment of such additional directors to our board shall become effective upon the delivery by the Alibaba Partnership of a written notice (duly executed by the Alibaba Partnership’s general partner on behalf of the Alibaba Partnership) to our company, without the requirement for any further vote or approval by our shareholders or our board.

A director will be removed from office automatically if, among other things, the director (1) becomes bankrupt or makes any arrangement or composition with his creditors generally; or (2) dies or is found to be of unsound mind; or (3) resigns his office by notice in writing to our company. In addition, the directors nominated or appointed by the Alibaba Partnership are, so long as the Alibaba Partnership is governed by the partnership agreement as currently in effect and as may be amended in accordance with its terms from time to time, subject to removal, with or without cause, only by the Alibaba Partnership, and the director nominated or appointed by SoftBank is, for so long as SoftBank together with its affiliates holds ordinary shares or ADSs representing at least 15% of our outstanding ordinary shares, subject to removal, with or without cause, only by SoftBank. Except as described in the preceding sentence, so long as the Alibaba Partnership is governed by the partnership agreement as currently in effect or as may be amended in accordance with its terms from time to time, any director may be removed for cause only by a vote of the majority of our board of directors upon the recommendation of the nominating and corporate governance committee. After such time, any director (subject to the above provision relating to removal of the director nominated or appointed by SoftBank only by SoftBank) may be removed by ordinary resolution, with or without cause.

Proceedings of Board of Directors

Our articles provide that our business shall be managed by our board of directors, who may exercise all powers of our company. The quorum necessary for the transaction of business at meetings of our board may be fixed by the board and, unless so fixed at another number, is a majority of the directors.

Our articles provide that our board may exercise all the powers of our company to borrow money and to mortgage or charge all or any part of the undertaking, property and uncalled capital of our company and to issue debentures, debenture stock and other securities of our company, whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third party.

Inspection of Books and Records

Holders of our ordinary shares have no general right under the Companies Act to inspect or obtain copies of our list of shareholders or our corporate records (other than our memorandum and articles, special resolutions passed by our shareholders and our register of mortgages and charges).

Changes in Capital

Our shareholders may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;
●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;
●	sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or
●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Restrictive Provisions

Under our articles, in connection with any distribution, dividend or other payment in respect of our ordinary shares upon a merger, consolidation,, change of control, or sale, transfer, lease, exclusive license or other disposition of all or substantially all of the assets of our company, such distribution, dividend or payment shall be made ratably on a per share basis to our ordinary shares. In addition, our articles provide that the Alibaba Partnership may not transfer or otherwise delegate or give a proxy to any third party with respect to its right to nominate directors and that the consent of the independent members of our board of directors who are not nominees of the Alibaba Partnership shall be needed for any amendment of the partnership agreement relating to the purpose of the partnership or the manner in which the partnership exercises its rights to nominate or appoint a majority of our board of directors.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;
●	an exempted company’s register of members is not open to inspection;
●	an exempted company does not have to hold an annual general meeting;
●	an exempted company may issue no par value, negotiable or bearer shares;
●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	an exempted company may register as a limited duration company; and
●	an exempted company may register as a segregated portfolio company.

“Limited liability”“ means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in our annual report on Form 20-F (File No. 001-36614) for the fiscal year ended March 31, 2021 and the documents incorporated by reference therein, we currently intend to comply with the New York Stock Exchange rules in lieu of following home country practice. The New York Stock Exchange rules require that every company listed on the New York Stock Exchange hold an annual general meeting of shareholders. In addition, our articles allow directors to call an extraordinary general meeting of shareholders pursuant to the procedures set forth therein.

Register of Members

Under the C Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, together with a statement of the shares held by each member, which statement shall (i) distinguish each share by its number (so long as the share has a number) (i) confirm the amount paid or agreed to be considered as paid, on the shares of each member, (ii) confirm the number and category of shares held by each member and (iii) confirm whether each relevant category of shares held by a member carries voting rights under the articles of association, and if so, whether such voting rights are conditional;
●	the date on which the name of any person was entered on the register as a member; and
●	the date on which any person ceased to be a member.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members raises a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members. The register of members is updated to record and give effect to any issuance of shares by us to the Depositary (or its nominee) as the depositary. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England and Wales. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) ”merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Our articles provide that, in addition to the requirements described in the preceding paragraph, if the rights of the Alibaba Partnership as described under “— Nomination, Election and Removal of Directors” are adversely impacted by the merger, the affirmative vote of at least 95% of our shareholders voting at a general meeting of our shareholders is required.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a parent company means a company that holds issued shares that together represent at least ninety per cent of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;
●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a takeover offer. When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved, or if a takeover offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we normally are the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;
●	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and
●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Companies Act does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our articles.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that provide that any merger to which we are a party requires an affirmative vote of 95% of our shareholders voting at a meeting of our shareholders in the event such merger would adversely affect the Alibaba Partnership’s rights to nominate or appoint persons to serve as directors on our board, limitations on shareholder rights to nominate or remove directors, as well as provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Under the Companies Act, our directors may only exercise the rights and powers granted to them under our articles, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles allow our shareholders holding in aggregate not less than one-third of the voting rights of such of our issued shares as carry the right to vote at general meetings of our company to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. However, our shareholders may propose only ordinary resolutions to be put to a vote at such meetings and have no right to propose resolutions with respect to the election, appointment or removal of directors. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles, other than SoftBank’s right to remove the director nominated by it, our shareholders generally do not have the right to remove directors. Directors will be removed from office automatically if, among other things, the director (1) becomes bankrupt or makes any arrangement or composition with his creditors generally; or (2) dies or is found to be of unsound mind; or (3) resigns his office by notice in writing to our company. In addition, the directors nominated or appointed by the Alibaba Partnership are, so long as the Alibaba Partnership is governed by the partnership agreement as currently in effect or as may be amended in accordance with its terms from time to time, subject to removal, with or without cause, only by the Alibaba Partnership and the director nominated or appointed by SoftBank will, for so long as SoftBank together with its affiliates holds ordinary shares or ADSs representing at least 15% of our outstanding ordinary shares, be subject to removal, with or without cause, only by SoftBank. Except as described in the preceding sentence, so long as the Alibaba Partnership is governed by the partnership agreement as currently in effect or as may be amended in accordance with its terms from time to time, any director may be removed for cause only by a vote of the majority of the board of directors upon the recommendation of the nominating and corporate governance committee. After such time, (subject to the above provision relating to removal of the director nominated or appointed by SoftBank only by SoftBank) any director may be removed by ordinary resolution, with or without cause.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Companies Act does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under our articles, our company may be wound up only (a) if the winding up is initiated by our board of directors, by a special resolution of our members, or (b) if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members, or (c) in any other case, by a special resolution of our members, and for the purposes of any such special resolution, the requisite majority shall be 100% of the votes cast at a general meeting of our shareholders. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our articles, if our share capital is divided into more than one class of shares, we may materially adversely vary or abrogate the rights attached to any class only with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act and our articles, our articles may only be amended by special resolution of our shareholders, and in the case of amendments of certain provisions (as described in “— Ordinary Shares — Voting Rights” above), such special resolution shall require the affirmative vote of at least 95% of the votes cast by shareholders at a general meeting of the shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our articles governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Under our articles, our board of directors is empowered to issue or allot shares or grant options, restricted shares, RSUs, share appreciation rights, dividend equivalent rights, warrants and analogous equity-based rights with or without preferred, deferred, qualified or other special rights or restrictions. In particular, pursuant to our articles, our board of directors has the authority, without further action by the shareholders, to issue all or any part of our capital and to fix the designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions therefrom, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our ordinary shares. Our board of directors, without shareholder approval, may issue preferred shares with voting, conversion or other rights that could adversely affect the voting power and other rights of holders of our ordinary shares. Subject to the directors’ duty of acting in the best interest of our company, preferred shares can be issued quickly with terms calculated to delay or prevent a change in control of us or make removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of the ordinary shares, and may adversely affect the voting and other rights of the holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares have no general right under the Companies Act to inspect or obtain copies of our list of shareholders or our corporate records. However, we provide our shareholders with annual audited financial statements.

Description of Warrants and Rights and Other Securities (Items 12.A, 12.B and 12.C of Form 20-F)

None.

Description of American Depositary Shares (Items 12.D.1 and 12.D.2 of Form 20-F)

Citibank, N.A., acts as the depositary for the ADSs. Each ADS represents an ownership interest in eight (8) ordinary shares deposited with Citibank, N.A.-Hong Kong branch, as custodian for the depositary. Each ADS also represents an ownership interest in any other securities, cash or other property which may be held by the depositary. The depositary’s office is located at 388 Greenwich Street, New York, New York 10013.

We do not treat ADS holders as our shareholders and accordingly, ADS holders do not have shareholders’ rights. Cayman Islands law governs shareholders’ rights in our company. The depositary is the holder of the ordinary shares underlying the ADSs. Holders of ADSs have ADS holder’s rights. A deposit agreement among us, the depositary and the holders and beneficial owners of ADSs sets out ADS holders’ rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

The Direct Registration System, or DRS, enables the registration of the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. You can read a copy of the deposit agreement which is filed as exhibit 2.2 to our annual report on Form 20-F (File No. 001-36614) for the fiscal year ended March 31, 2021. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the deposit agreement on the SEC’s website at http://www.sec.gov.

Holding the ADSs

How may you hold your ADSs?

You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding uncertificated ADSs in the Direct Registration System (“DRS ”) on the books of the depositary, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for the ordinary shares) set by the depositary with respect to the ADSs.

●	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it may do so on a practicable basis, and may transfer the U.S. dollars to the United States. If that is not possible or lawful or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents down to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

●	Shares. The depositary will distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution to the extent reasonably practicable and permissible under applicable law. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will (to the extent permitted by applicable law) represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.
●	Elective distributions in cash or shares. If we offer holders of the ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice of such elective distribution by us, will determine whether it is lawful and practicable to make such elective distribution available to you as a holder of the ADSs. We must first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. If the depositary determines that it is not lawful or practicable to make the elective distribution available to ADS holders, then the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.
●	Rights to purchase additional shares. If we offer holders of the ordinary shares any rights to subscribe for additional shares, the depositary may, after consultation with us and having received timely notice of such distribution by us, make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal and practicable to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights or the deposit agreement requires you to pay.

●	Other distributions. Subject to receipt of timely notice from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and practicable and in accordance with the terms of the deposit agreement, the depositary will send to you anything else we distribute on deposited securities by any means it thinks is legal and practicable. If it cannot make the distribution in that way, the depositary has a choice: it may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash; or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impracticable to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act in order to make a distribution to ADS holders. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impracticable for us or for the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian and if we have not objected to the deposit of such ordinary shares. In such case, the depositary will issue and deliver the corresponding number of ADSs in the name(s) you request upon receipt of (i) payment of its fees and expenses, (ii) any applicable taxes or charges, such as stamp taxes or stock transfer taxes and fees, and (iii) if the ordinary shares are being deposited via CCASS in Hong Kong, a certification, inter alia, that (a) the depositing person is not the company or an affiliate of the company, or acting on behalf of the company or one of its affiliates, (b) the deposited ordinary shares are not “restricted securities” (as that term is defined in the deposit agreement), and (c) the deposited shares were acquired in either (A) an open market transaction on, or in a “direct business” transaction between a broker and its client, reported to, the Hong Kong Stock Exchange, (B) a transaction registered with the SEC under the U.S. Securities Act of 1933, as amended, or (C) a transaction exempt from registration with the SEC (and the applicable restricted period or distribution compliance period has elapsed). A copy of the form of certification is available from the depositary.

How do ADS holders cancel an ADS?

You may request cancellation of your ADSs by surrendering your ADSs to the depositary or by providing appropriate instructions to your broker. Upon receipt of payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for ADRs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the deposited securities underlying your ADSs. Otherwise, you may not be able to exercise your right to vote unless you withdraw the ordinary shares your ADSs represent. However, you may not know about the meeting sufficiently in advance to withdraw the ordinary shares.

If we ask for your instructions, upon timely notice from us, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs as you direct, including an express indication that such instruction may be given or deemed given to the depositary to give a discretionary proxy to a person designated by us in accordance with the next paragraph if no instruction is received. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our constitutive documents, to vote or to have its agents vote the ordinary shares or other deposited securities in accordance with the voting instructions received from the holders of ADSs (including deemed instructions to give a discretionary proxy to a person designated by us in accordance with the next paragraph). The depositary will only vote or attempt to vote as you instruct.

If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that holder on or before the date established by the depositary for such purpose, the depositary shall deem that holder to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, if substantial opposition exists or if the rights of holders of deposited securities may be materially adversely affected.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if the ordinary shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date.

Fees and Expenses

As an ADS holder, you are required to pay the following fees under the terms of the deposit agreement:

Service	Fees
Issuance of ADSs upon deposit of ordinary shares (excluding issuances as a result of distributions of ordinary shares)	Up to US$0.05 per ADS issued
Cancellation of ADSs	Up to US$0.05 per ADS canceled
Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements)	Up to US$0.05 per ADS held
Distribution of ADSs pursuant to (i) share dividends or other free share distributions, or (ii) exercise of rights to purchase additional ADSs	Up to US$0.05 per ADS held
Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares)	Up to US$0.05 per ADS held
ADS Services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary

As an ADS holder you are also responsible to pay certain charges such as:

●	taxes (including applicable interest and penalties) and other governmental charges;
●	the registration fees as may from time to time be in effect for the registration of ordinary shares or other deposited securities on the share register and applicable to transfers of ordinary shares or other deposited securities to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;
●	certain cable, telex and facsimile transmission and delivery expenses;
●	the expenses and charges incurred by the depositary in the conversion of foreign currency;
●	the fees and expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and
●	the fees and expenses incurred by the depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

ADS fees and charges payable upon (i) deposit of ordinary shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of ordinary shares are charged to the person to whom the ADSs are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation (in the case of ADS cancellations). In the case of ADSs issued by the depositary into The Depository Trust Company, or DTC, or presented to the depositary via DTC, the ADS issuance and cancellation fees and charges are charged to the DTC participant(s) receiving the ADSs or the DTC participant(s) surrendering the ADSs for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee are charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Payment of Taxes

You are responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for you.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of the ordinary shares	The shares received by the depositary will become deposited securities.

Reclassify, split up or consolidate any of the deposited securities	Each ADS will to the extent not prohibited by law represent its equal share of the new deposited securities.

Distribute securities on the ordinary shares that are not distributed to you or recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The depositary may to the extent not prohibited by law distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. Any amendments to ensure compliance with applicable laws, rules or regulations may become effective before the expiration of the 30-day notice period. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 30 days prior to termination. The depositary may also terminate the deposit agreement if we have informed the depositary of its removal or the depositary has told us that it would like to resign and we have not appointed a new depositary within 90 days. In such case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. After termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Books of Depositary

The depositary maintains ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary maintains facilities in New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed from time to time, to the extent not prohibited by law or if any such action is deemed necessary or advisable by the depositary or us, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADRs or ADSs are listed, or under any provision of the deposit agreement or provisions of, or governing, the deposited securities, or any meeting of our shareholders or for any other reason.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;
●	are not liable if either of us is prevented or delayed from performing our obligations under the deposit agreement by reason of, including, without limitation, requirements of any present or future law, regulation, governmental or regulatory authority or share exchange of any applicable jurisdiction, any present or future provisions of our memorandum and articles of association, on account of possible civil or criminal penalties or restraint, any provisions of or governing the deposited securities or any act of God, war or other circumstances beyond our control as set forth in the deposit agreement;
●	are not liable if either of us exercises, or fails to exercise, discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any consequential or punitive damages for any breach of the terms of the deposit agreement;
●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party;
●	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;
●	disclaim any liability for any action/inaction in reliance on the advice or information of legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and
●	disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADSs.

The depositary and any of its agents also disclaim any liability for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities or for any information provided (or not provided) by DTC or DTC participants.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;
●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and
●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we think it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

●	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on the ordinary shares;
●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-Release of ADSs

The depositary has informed us that, notwithstanding the terms of the deposit agreement, the depositary does not presently engage in pre-release transactions and has no intent to enter into pre-release transactions in the future.

Direct Registration System

The Profile Modification System, or Profile, is a system administered by DTC and applies to uncertificated ADSs. DRS enables the registration of the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those uncertificated ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary does not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the New York Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on, and compliance with, instructions received by the depositary through the DRS/Profile and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

Conversion between Ordinary Shares Trading in Hong Kong and ADSs (Items 12.D.1 and 12.D.4 of Form 20-F)

In connection with the listing of our ordinary shares on the Hong Kong Stock Exchange, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which is maintained by our Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members, or the Cayman share register, is maintained by our Principal Share Registrar.

All of our ordinary shares offered in our Hong Kong public offering are registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. As described in further detail below, holders of Shares registered on the Hong Kong share register are able to convert these ordinary shares into ADSs, and vice versa.

In connection with the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and ordinary shares and trading between the NYSE and the Hong Kong Stock Exchange, we moved a portion of our issued ordinary shares that are represented by ADSs from our Cayman share register to our Hong Kong share register.

Our ADSs

Our ADSs are traded on the NYSE. Dealings in our ADSs on the NYSE are conducted in U.S. Dollars. ADSs may be held either:

●	directly, by having a certificated ADS, or an ADR, registered in the holder’s name, or by holding in the DRS (defined above), pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto; or
●	indirectly, through the holder’s broker or other financial institution.

The depositary for our ADSs is Citibank, N.A., whose office is located at 388 Greenwich Street, New York, New York 10013, United States. The depositary’s custodian in Hong Kong is Citibank, N.A. – Hong Kong branch, whose office is located at 9/F Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

Converting Ordinary Shares Trading in Hong Kong into ADSs

An investor who holds ordinary shares registered in Hong Kong and who intends to convert them to ADSs to trade on the NYSE must deposit or have his or her broker deposit the ordinary shares with the depositary’s Hong Kong custodian, Citibank, N.A. – Hong Kong branch, or the custodian, in exchange for ADSs.

A deposit of ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:

●	If ordinary shares have been deposited with CCASS, the investor must transfer ordinary shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed conversion form to the depositary via his or her broker.
●	If ordinary shares are held outside CCASS, the investor must arrange to deposit his or her ordinary shares into CCASS for delivery to the depositary’s account with the custodian within CCASS, submit and deliver a request for conversion form to the custodian and after duly completing and signing such conversion form, deliver such conversion form to the custodian.
●	Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will issue the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor or his or her broker.
●	The investor (or one of its agents) must deliver a certification to the depositary that (i) the shareholder is not the company or an affiliate of the company, or acting on behalf of the company or one of its affiliates, (ii) the deposited shares are not “restricted securities” (as defined in the deposit agreement), and (iii) the deposited shares were acquired in either (a) an open market transaction executed on, or in a “direct business” transaction between a broker and its client reported to, the Hong Kong Stock Exchange, (b) a transaction registered with the SEC under the U.S. Securities Act of 1933, as amended, or (c) a transaction exempt from registration with the SEC (and the applicable restricted period or distribution compliance period has elapsed).

For ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days. For ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.

Converting ADSs to Ordinary Shares Trading in Hong Kong

An investor who holds ADSs and who intends to convert his/her ADSs into Shares to trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw Shares from our ADS program and cause his or her broker or other financial institution to trade such ordinary shares on the Hong Kong Stock Exchange.

An investor that holds ADSs indirectly through a broker should follow the broker’s procedure and instruct the broker to arrange for cancelation of the ADSs, and transfer of the underlying ordinary shares from Citibank’s account on the CCASS system to the investor’s Hong Kong stock account.

For investors holding ADSs directly, the following steps must be taken:

●	To withdraw ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.
●	Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will instruct the custodian to deliver ordinary shares underlying the canceled ADSs to the CCASS account designated by an investor.

●	If an investor prefers to receive ordinary shares outside CCASS, he or she must receive ordinary shares in CCASS first and then arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register ordinary shares in their own names with the Hong Kong Share Registrar.

For ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days. For ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.

Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancellations. In addition, completion of the above steps and procedures is subject to there being a sufficient number of ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system.

We are not under any obligation to maintain or increase the number of ordinary shares on the Hong Kong share register to facilitate such withdrawals.

Depositary Requirements

Before the depositary issues ADSs or permits withdrawal of ordinary shares, the depositary may require:

●	production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and
●	compliance with procedures it may establish, from time to time, consistent with the Deposit Agreement, including presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or our Hong Kong Share Registrar are closed or at any time if the depositary or we determine it advisable to do so.

All costs attributable to the transfer of ordinary shares to effect a withdrawal from or deposit of ordinary shares into our ADS program will be borne by the investor requesting the transfer. In particular, holders of ordinary shares and ADSs should note that the Hong Kong share registrar will charge between HK$2.50 to HK$20.00, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

In addition, holders of Shares and ADSs must pay US$5.00 (or less) per 100 ADSs for each issuance of ADSs and for each cancelation of ADSs, as the case may be, in connection with the deposit of Shares into, or withdrawal of ordinary shares from, our ADS program.

Description of Debt Securities (Items 12.A of Form 20-F)

In November 2014, we issued unsecured senior notes, including floating rate and fixed rate notes, with varying maturities for an aggregate principal amount of US$8.0 billion (the “2014 Senior Notes”), of which US$1.3 billion was repaid in November 2017 and US$2.25 billion was repaid in November 2019. The 2014 Senior Notes are senior unsecured obligations that are listed on The Hong Kong Stock Exchange, and interest is payable in arrears, quarterly for the floating rate notes and semiannually for the fixed-rate notes. Each of the 2014 Senior Notes were issued under an indenture, dated as of November 28, 2014, between Alibaba Group Holding Limited, as issuer, and The Bank of New York Mellon, as trustee, principal paying agent and securities registrar, as supplemented and amended (the “2014 Indenture”). The 2014 Senior Notes were issued in a private placement transaction that was not subject to the registration requirements of the Securities Act.

In October 2015, we commenced an exchange offer to exchange (i) up to US$300 million aggregate principal amount of our floating rate notes due 2017, (ii) up to US$1,000 million aggregate principal amount of our 1.625% notes due 2017,

(iii) up to US$2,250 million aggregate principal amount of our 2.500% notes due 2019, (iv) up to US$1,500 million aggregate principal amount of our 3.125% notes due 2021, (v) up to US$2,250 million aggregate principal amount of our 3.600% notes due 2024 and (vi) up to US$700 million aggregate principal amount of our 4.500% notes due 2034, which are registered under the Securities Act, for equal principal amounts of corresponding tranches of the 2014 Senior Notes, including our outstanding floating rate notes due 2017, 1.625% notes due 2017, 2.500% notes due 2019, 3.125% notes due 2021, 3.600% notes due 2024 and 4.500% notes due 2034. The exchange offer expired in November 2015. As of December 3, 2015, holders of the following tranches of 2014 Senior Notes had tendered their outstanding notes for exchange: (i) US$285,200,000, or 95.1%, of outstanding floating rate notes due 2017, (ii) US$996,658,000, or 99.7%, of outstanding notes due 2017, (iii) US$2,217,290,000, or 98.5%, of outstanding notes due 2019, (iv) US$1,473,138,000, or 98.2%, of outstanding notes due 2021, (v) US$2,233,431,000, or 99.3%, of outstanding notes due 2024 and (vi) US$697,670,000, or 99.7%, of outstanding notes due 2034.

In December 2017, we issued an additional aggregate of US$7.0 billion unsecured senior notes (the “2017 Senior Notes”). The 2017 Senior Notes are senior unsecured obligations that are listed on the Singapore Stock Exchange, and interest is payable in arrears semiannually. Each of the 2017 Senior Notes were issued under an indenture, dated as of December 6, 2017, between Alibaba Group Holding Limited, as issuer, and The Bank of New York Mellon, as trustee, principal paying agent and securities registrar, as supplemented and amended (the “2017 Indenture,” together with the 2014 Indenture, the “Indentures”).

In February 2021, we issued an aggregate of US$5.0 billion unsecured senior notes (the “2021 Senior Notes”). The issuance of the 2021 Senior Notes included US$1.0 billion unsecured senior notes due 2041 (the “Sustainability Notes” or the “2.700% Notes”). The 2021 Senior Notes are senior unsecured obligations that are listed on Singapore Stock Exchange, and interest is payable in arrears semiannually. Each of the 2021 Senior Notes were issued under the 2017 Indenture, as supplemented and amended by the supplemental indentures.

The 2014 Senior Notes, the 2017 Senior Notes and the 2021 Senior Notes (collectively the “Notes”) contain covenants including, among others, limitation on liens, consolidation, merger and sale of our assets, see “— 9. General Terms Applicable to Each Series of Notes — Particular Covenants of Us.” As of March 31, 2021, we are in compliance with all these covenants. In addition, the Notes rank senior in right of payment to all of our existing and future indebtedness expressly subordinated in right of payment to the notes and rank at least equally in right of payment with all of our existing and future unsecured unsubordinated indebtedness (subject to any priority rights pursuant to applicable law).

The proceeds from the issuance of the 2014 Senior Notes were used in full to refinance a previous syndicated loan in the same amount. The proceeds from the issuance of the 2017 Senior Notes were used for general corporate purposes. The proceeds from the issuance of the 2021 Senior Notes (excluding the Sustainability Notes) were used for general corporate purposes. The proceeds from the issuance of the Sustainability Notes were used to finance or refinance, in whole or in part, one or more of our new or existing eligible projects pursuant to our sustainable finance framework. Our sustainable finance framework is available on our website at www.alibabagroup.com/en/ir/esg and has received a "second party opinion" by an independent consultant. Examples of eligible projects include those in the sectors of green buildings, energy efficiency, COVID-19 crisis response, renewable energy and circular economy and design.

The following table sets forth the dates of the registration statements, dates of the base prospectuses and date of issuance for each relevant series of the Notes.

Notes	Registration Statement	Date of Base Prospectus	Date of Issuance
US$1,500 million 3.125% Senior Notes Due 2021	Form F-4 (file number 333-206575)	October 27, 2015	November 28, 2014*
US$2,250 million 3.600% Senior Notes Due 2024	Form F-4 (file number 333-206575)	October 27, 2015	November 28, 2014*
US$700 million 4.500% Senior Notes Due 2034	Form F-4 (file number 333-206575)	October 27, 2015	November 28, 2014*
US$700 million 2.800% Senior Notes Due 2023	Form F-3 (file number 333-221742)	November 24, 2017	December 6, 2017
US$2,550 million 3.400% Senior Notes Due 2027	Form F-3 (file number 333-221742)	November 24, 2017	December 6, 2017
US$1,000 million 4.000% Senior Notes Due 2037	Form F-3 (file number 333-221742)	November 24, 2017	December 6, 2017
US$1,750 million 4.200% Senior Notes Due 2047	Form F-3 (file number 333-221742)	November 24, 2017	December 6, 2017
US$1,000 million 4.400% Senior Notes Due 2057	Form F-3 (file number 333-221742)	November 24, 2017	December 6, 2017
US$1,500 million 2.125% Senior Notes Due 2031	Form F-3 (file number 333-252669)	February 2, 2021	February 9, 2021
US$1,000 million 2.700% Senior Notes Due 2041	Form F-3 (file number 333-252669)	February 2, 2021	February 9, 2021
US$1,500 million 3.150% Senior Notes Due 2051	Form F-3 (file number 333-252669)	February 2, 2021	February 9, 2021
US$1,000 million 3.250% Senior Notes Due 2061	Form F-3 (file number 333-252669)	February 2, 2021	February 9, 2021

*

Date of original issuance in a private placement transaction that was not subject to the registration requirements of the Securities Act; certain principal amounts of different tranches of notes registered under the Securities Act were subsequently exchanged for equal principal amounts of corresponding tranches of the 2014 Senior Notes.

The following description of our Notes is a summary and does not purport to be complete and is qualified in its entirety by the full terms of each of the Notes. For a complete description of the terms and provisions of the Notes, refer to the Indentures and the relevant supplemental indentures filed with the SEC. The 2014 Indenture has been filed as Exhibit 2.6 to our annual report on Form 20-F (No. 001-36614) filed on June 25, 2015. The 2017 Indenture has been filed as Exhibit 2.15 to our annual report on Form 20-F (No. 001-36614) filed on July 27, 2018. Please note that the descriptions in the following Items 1 to 12 should be read in conjunction with Item 13, which describes the terms applicable to each series of Notes.

1. Description of the US$1,500 million 3.125% Senior Notes Due 2021

The following description of the terms and conditions of the above referenced debt securities is based on and qualified by the Indenture, dated as of November 28, 2014, between Alibaba Group Holding Limited, as issuer, and The Bank of New York Mellon, as trustee, principal paying agent and securities registrar, as supplemented and amended (the “2014 Indenture”) and the 3.125% Notes due 2021 (the “3.125% Notes”). We initially appointed The Bank of New York Mellon located at 101 Barclay Street, New York, NY 10286, United States of America as paying agent to receive all presentations, surrenders, notices and demands. For a complete description of the terms and provision of the 3.125% Notes, please refer to the 2014 Indenture and the form of the 3.125% Notes filed as Exhibits 2.6 and 2.10 to our annual report on Form 20-F (No. 001-36614) filed on June 25, 2015.

General

The 3.125% Notes constitute senior unsecured debt obligations of us and rank at least equal in right of payment to all of our other existing and future unsecured and unsubordinated indebtedness (subject to any priority rights pursuant to applicable law). The 3.125% Notes were issued as separate series of debt securities in registered form under the 2014 Indenture, dated as November 28, 2014, as amended, in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The Bank of New York Mellon serves as trustee, authenticating agent, registrar and paying agent with respect to the 3.125% Notes.

The 3.125% Notes are initially limited to US$1,500,000,000 in aggregate principal amount and were issued at a price of 99.558% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 3.125% Notes. We may from time to time, without the consent of the holders of the 3.125% Notes, issue additional notes having the same terms and conditions as the initial 3.125% Notes in all respects (or in all respects except for the issue date, the issue price or the first interest payment date). Any additional notes and the initial notes shall constitute a single series under the 2014 Indenture, provided that if such additional notes are not fungible with the initial notes for U.S. federal income tax purposes, such additional notes shall not have the same CUSIP, ISIN or other identifying number as the initial notes.

The 3.125% Notes do not have the benefit of any sinking fund.

Maturity and Interest

The entire outstanding principal of the 3.125% Notes will be payable on November 28, 2021 and bear interest at a rate of 3.125% per annum.

Interest payments on the 3.125% Notes are paid semi-annually on May 28 and November 28 of each year, to holders of record at the close of business on the May 13 and November 13 prior to the applicable interest payment date and on the maturity date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

Optional Redemption

We may, at any time prior to September 28, 2021 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 3.125% Notes (which notice shall be irrevocable), redeem such Notes, in whole or in part, at a redemption amount equal to the greater of (x) 100% of the principal amount of the 3.125% Notes to be redeemed and (y) the Make Whole Amount (as defined below), plus, in each case, accrued and unpaid interest and special interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that the principal amount of a 3.125% Note remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

We may, from or after September 28, 2021 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 3.125% Notes (which notice shall be irrevocable), redeem such Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest and special interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the redemption date is on or after the relevant record date and on or before the related interest payment date, any accrued and unpaid interest and special interest, if any, to the redemption date shall be paid on such interest payment date to the person in whose name a 3.125% Note is registered at the close of business on such record date.

We or any of our controlled entities may, in accordance with all applicable laws and regulations, at any time purchase the 3.125% Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the 2014 Indenture. The 3.125% Notes that we or our affiliates purchase may, in our discretion, be held, resold or canceled.

“Make Whole Amount” means an amount determined by the paying agent on the fifth business day before the redemption date that is equal to the sum of (i) the present value of the principal amount of the 3.125% Notes to be redeemed, assuming a scheduled repayment thereof on the maturity date for payment of principal on such Notes, plus (ii) the present value of the remaining scheduled payments of interest to and including such maturity date for payment of principal on such Notes (exclusive of interest and Special Interest, if any, accrued to the Redemption Date), in each case discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 20 basis points.

“Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth business day before such redemption date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an independent investment banker as defined under the 2014 Indenture in connection with the 3.125% Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 3.125% Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (2) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Company in good faith.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth business day before such redemption date.

Method of Payment

We shall pay interest and special interest, if any, on the 3.125% Notes (except defaulted interest), if any, to the persons in whose name such Notes are registered at the close of business on the record date referred to on the face of the Note immediately preceding the related interest payment date, even if such Notes are canceled, repurchased or redeemed on or after such record date and on or before such interest payment date. Payment of interest and special interest, if any, on the 3.125% Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at our option, by check mailed to the address of the person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the paying agent, by wire transfer to an account designated by the Holder.

2. Description of the US$2,250 million 3.600% Senior Notes Due 2024

The following description of the terms and conditions of the above referenced debt securities is based on and qualified by the Indenture, dated as of November 28, 2014, between Alibaba Group Holding Limited, as issuer, and The Bank of New York Mellon, as trustee, principal paying agent and securities registrar, as supplemented and amended (the “2014 Indenture”) and the 3.600% Notes due 2024 (the “3.600% Notes”). We initially appointed The Bank of New York Mellon located at 101 Barclay Street, New York, NY 10286, United States of America as paying agent to receive all presentations, surrenders, notices and demands. For a complete description of the terms and provision of the 3.600% Notes, please refer to the 2014 Indenture and the form of the 3.600% Notes filed as Exhibits 2.6 and 2.11 to our annual report on Form 20-F (No. 001-36614) filed on June 25, 2015.

General

The 3.600% Notes constitute senior unsecured debt obligations of us and rank at least equal in right of payment to all of our other existing and future unsecured and unsubordinated indebtedness (subject to any priority rights pursuant to applicable law). The 3.600% Notes were issued as separate series of debt securities in registered form under the 2014

Indenture, dated as November 28, 2014, as amended, in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The Bank of New York Mellon serves as trustee, authenticating agent, registrar and paying agent with respect to the 3.600% Notes.

The 3.600% Notes are initially limited to US$2,250,000,000 in aggregate principal amount and were issued at a price of 99.817% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 3.600% Notes. We may from time to time, without the consent of the holders of the 3.600% Notes, issue additional notes having the same terms and conditions as the initial 3.600% Notes in all respects (or in all respects except for the issue date, the issue price or the first interest payment date). Any additional notes and the initial notes shall constitute a single series under the 2014 Indenture, provided that if such additional notes are not fungible with the initial notes for U.S. federal income tax purposes, such additional notes shall not have the same CUSIP, ISIN or other identifying number as the initial notes.

The 3.600% Notes do not have the benefit of any sinking fund.

Maturity and Interest

The entire outstanding principal of the 3.600% Notes will be payable on November 28, 2024 and bear interest at a rate of 3.600% per annum.

Interest payments on the 3.600% Notes are paid semi-annually on May 28 and November 28 of each year, to holders of record at the close of business on the May 13 and November 13 prior to the applicable interest payment date and on the maturity date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

Optional Redemption

We may, at any time prior to August 28, 2024 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 3.600% Notes (which notice shall be irrevocable), redeem such Notes, in whole or in part, at a redemption amount equal to the greater of (x) 100% of the principal amount of the 3.600% Notes to be redeemed and (y) the Make Whole Amount (as defined below), plus, in each case, accrued and unpaid interest and special interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that the principal amount of a 3.600% Note remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

We may, from or after August 28, 2024 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 3.600% Notes (which notice shall be irrevocable), redeem such Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest and special interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the redemption date is on or after the relevant record date and on or before the related interest payment date, any accrued and unpaid interest and special interest, if any, to the redemption date shall be paid on such interest payment date to the person in whose name a 3.600% Note is registered at the close of business on such record date.

We or any of our controlled entities may, in accordance with all applicable laws and regulations, at any time purchase the 3.600% Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the 2014 Indenture. The 3.600% Notes that we or our affiliates purchase may, in our discretion, be held, resold or canceled.

“Make Whole Amount” means an amount determined by the paying agent on the fifth business day before the redemption date that is equal to the sum of (i) the present value of the principal amount of the 3.600% Notes to be redeemed, assuming a scheduled repayment thereof on the maturity date for payment of principal on such Notes, plus (ii) the present value of the remaining scheduled payments of interest to and including such maturity date for payment of principal on such Notes (exclusive of interest and Special Interest, if any, accrued to the Redemption Date), in each case discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve

30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 20 basis points.

“Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth business day before such redemption date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an independent investment banker as defined under the 2014 Indenture in connection with the 3.600% Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 3.600% Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (2) if we obtain fewer than three such reference Treasury Dealer Quotations, the average of all quotations obtained.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Company in good faith.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth business day before such redemption date.

Method of Payment

We shall pay interest and special interest, if any, on the 3.600% Notes (except defaulted interest), if any, to the persons in whose name such Notes are registered at the close of business on the record date referred to on the face of the Note immediately preceding the related interest payment date, even if such Notes are canceled, repurchased or redeemed on or after such record date and on or before such interest payment date. Payment of interest and special interest, if any, on the 3.600% Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at our option, by check mailed to the address of the person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the paying agent, by wire transfer to an account designated by the Holder.

3. Description of the US$700 million 4.500% Senior Notes Due 2034

The following description of the terms and conditions of the above referenced debt securities is based on and qualified by the Indenture, dated as of November 28, 2014, between Alibaba Group Holding Limited, as issuer, and The Bank of New York Mellon, as trustee, principal paying agent and securities registrar, as supplemented and amended (the “2014 Indenture”) and the 4.500% Notes due 2034 (the “4.500% Notes”). We initially appointed The Bank of New York Mellon located at 101 Barclay Street, New York, NY 10286, United States of America as paying agent to receive all presentations, surrenders, notices and demands. For a complete description of the terms and provision of the 4.500% Notes, please refer to the 2014 Indenture and the form of the 4.500% Notes filed as Exhibits 2.6 and 2.12 to our annual report on Form 20-F (No. 001-36614) filed on June 25, 2015.

General

The 4.500% Notes constitute senior unsecured debt obligations of us and rank at least equal in right of payment to all of our other existing and future unsecured and unsubordinated indebtedness (subject to any priority rights pursuant to applicable law). The 4.500% Notes were issued as separate series of debt securities in registered form under the 2014 Indenture, dated as November 28, 2014, as amended, in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The Bank of New York Mellon serves as trustee, authenticating agent, registrar and paying agent with respect to the 3.600% Notes.

The 4.500% Notes are initially limited to US$700,000,000 in aggregate principal amount and were issued at a price of 99.439% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 4.500% Notes. We may from time to time, without the consent of the holders of the 4.500% Notes, issue additional notes having the same terms and conditions as the initial 4.500% Notes in all respects (or in all respects except for the issue date, the issue price or the first interest payment date). Any additional notes and the initial notes shall constitute a single series under the 2014 Indenture, provided that if such additional notes are not fungible with the initial notes for U.S. federal income tax purposes, such additional notes shall not have the same CUSIP, ISIN or other identifying number as the initial notes.

The 4.500% Notes do not have the benefit of any sinking fund.

Maturity and Interest

The entire outstanding principal of the 4.500% Notes will be payable on November 28, 2034 and bear interest at a rate of 4.500% per annum.

Interest payments on the 4.500% Notes are paid semi-annually on May 28 and November 28 of each year, to holders of record at the close of business on the May 13 and November 13 prior to the applicable interest payment date and on the maturity date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

Optional Redemption

We may, at any time prior to May 28, 2034 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 4.500% Notes (which notice shall be irrevocable), redeem such Notes, in whole or in part, at a redemption amount equal to the greater of (x) 100% of the principal amount of the 4.500% Notes to be redeemed and (y) the Make Whole Amount (as defined below), plus, in each case, accrued and unpaid interest and special interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that the principal amount of a 4.500% Note remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

We may, from or after May 28, 2034 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 4.500% Notes (which notice shall be irrevocable), redeem such Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest and special interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the redemption date is on or after the relevant record date and on or before the related interest payment date, any accrued and unpaid interest and special interest, if any, to the redemption date shall be paid on such interest payment date to the person in whose name a 4.500% Note is registered at the close of business on such record date.

We or any of our controlled entities may, in accordance with all applicable laws and regulations, at any time purchase the 4.500% Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the 2014 Indenture. The 4.500% Notes that we or our affiliates purchase may, in our discretion, be held, resold or canceled.

“Make Whole Amount” means an amount determined by the paying agent on the fifth business day before the redemption date that is equal to the sum of (i) the present value of the principal amount of the 4.500% Notes to be redeemed, assuming a scheduled repayment thereof on the maturity date for payment of principal on such Notes, plus (ii) the present value of the remaining scheduled payments of interest to and including such maturity date for payment of principal on such Notes (exclusive of interest and Special Interest, if any, accrued to the Redemption Date), in each case discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 25 basis points.

“Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth business day before such redemption date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an independent investment banker as defined under the 2014 Indenture in connection with the 4.500% Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 4.500% Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (2) if we obtain fewer than three such reference Treasury Dealer Quotations, the average of all quotations obtained.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Company in good faith.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth business day before such redemption date.

Method of Payment

We shall pay interest and special interest, if any, on the 4.500% Notes (except defaulted interest), if any, to the persons in whose name such Notes are registered at the close of business on the record date referred to on the face of the Note immediately preceding the related interest payment date, even if such Notes are canceled, repurchased or redeemed on or after such record date and on or before such interest payment date. Payment of interest and special interest, if any, on the 4.500% Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at our option, by check mailed to the address of the person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the paying agent, by wire transfer to an account designated by the Holder.

4. Description of the US$700 million 2.800% Senior Notes Due 2023

The following description of the terms and conditions of the above referenced debt securities is based on and qualified by the Indenture, dated as of December 6, 2017, between Alibaba Group Holding Limited, as issuer, and The Bank of New York Mellon, as trustee, principal paying agent and securities registrar, as supplemented and amended (the “2017 Indenture”) and the 2.800% Notes due 2023 (the “2.800% Notes”). We initially appointed The Bank of New York Mellon located at 101 Barclay Street, New York, NY 10286, United States of America as paying agent to receive all presentations, surrenders, notices and demands. For a complete description of the terms and provision of the 2.800% Notes, please refer to the 2017 Indenture and the form of the 2.800% Notes attached to the first supplemental indenture filed as Exhibits 2.15 and 2.16 to our annual report on Form 20-F (No. 001-36614) filed on July 27, 2018.

General

The 2.800% Notes constitute senior unsecured debt obligations of us and rank at least equal in right of payment to all of our other existing and future unsecured and unsubordinated indebtedness (subject to any priority rights pursuant to applicable law). The 2.800% Notes were issued as separate series of debt securities in registered form under the 2017 Indenture, dated as December 6, 2017, as amended, in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The Bank of New York Mellon serves as trustee, authenticating agent, registrar and paying agent with respect to the 2.800% Notes.

The 2.800% Notes are initially limited to US$700,000,000 in aggregate principal amount and were issued at a price of 99.853% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 2.800% Notes. We may from time to time, without the consent of the holders of the 2.800% Notes, issue additional notes having the same terms and conditions as the initial 2.800% Notes in all respects (or in all respects except for the issue date, the issue price or the first interest payment date). Any additional notes and the initial notes shall constitute a single series under the 2017 Indenture, provided that if such additional notes are not fungible with the initial notes for U.S. federal income tax purposes, such additional notes shall not be issued. The aggregate principal amount of each of the additional notes shall be unlimited.

The 2.800% Notes do not have the benefit of any sinking fund.

Maturity and Interest

The entire outstanding principal of the 2.800% Notes will be payable on June 6, 2023 and bear interest at a rate of 2.800% per annum.

Interest payments on the 2.800% Notes are paid semi-annually on June 6 and December 6 of each year, to holders of record at the close of business on the May 21 and November 21 prior to the applicable interest payment date and on the maturity date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

Optional Redemption

We may, at any time prior to May 6, 2023 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 2.800% Notes (which notice shall be irrevocable), redeem such Notes, in whole or in part, at a redemption amount equal to the greater of (x) 100% of the principal amount of the 2.800% Notes to be redeemed and (y) the Make Whole Amount (as defined below), plus, in each case, accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that the principal amount of a 2.800% Note remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

We may, from or after May 6, 2023 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 2.800% Notes (which notice shall be irrevocable), redeem such Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the redemption date is on or after the relevant record date and on or before the related interest payment date, any accrued and unpaid interest, if any, to the redemption date shall be paid on such interest payment date to the person in whose name a 2.800% Note is registered at the close of business on such record date.

We or any of our controlled entities may, in accordance with all applicable laws and regulations, at any time purchase the 2.800% Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the 2017 Indenture. The 2.800% Notes that we or our affiliates purchase may, in our discretion, be held, resold or canceled.

“Make Whole Amount” means an amount determined by the paying agent on the fifth business day before the redemption date that is equal to the sum of (i) the present value of the principal amount of the 2.800% Notes to be redeemed, assuming a scheduled repayment thereof on the maturity date for payment of principal on such Notes, plus (ii) the present value of the remaining scheduled payments of interest to and including such maturity date for payment of principal on such Notes (exclusive of interest accrued to the redemption date), in each case discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 12.5 basis points.

“Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth business day before such redemption date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an independent investment banker as defined under the 2017 Indenture in connection with the 2.800% Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2.800% Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (2) if we obtain fewer than three such reference Treasury Dealer Quotations, the average of all quotations obtained.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Company in good faith.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth business day before such redemption date.

National Development and Reform Commission (“NDRC”) Post-issue Filing

We shall notify the trustee if we do not file or cause to be filed with the NDRC the requisite information and documents required to be filed with the NDRC within ten PRC business days (means a day other than a Saturday, Sunday or a day on which banking institutions in the PRC are authorized or obligated by law, regulation or executive order to remain closed) after the closing date in accordance with the Registration Certificate of Enterprise Foreign Debt Filing issued by the General Office of the NDRC on October 24, 2017, pursuant to the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations issued by the NDRC on September 14, 2015, the Approval of Foreign Debt Quota Administration Reform Trial Enterprise (Second Batch) for 2017 issued by the NDRC on March 22, 2017, and any implementation rules as issued by the NDRC as in effect at such time (the “Post-Issuance Filing”). Such notification to the trustee will be made within ten PRC business days after such failure to complete the Post-Issuance Filing.

Method of Payment

We shall pay interest on the 2.800% Notes (except defaulted interest, if any), to the persons in whose name such Notes are registered at the close of business on the record date referred to on the face of such Note immediately preceding the related interest payment date, even if such Notes are canceled, repurchased or redeemed on or after such record date and on or before such interest payment date. Payment of interest on the 2.800% Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at our option, by check mailed to the address of the person entitled thereto as such address shall appear in the register or, in accordance with arrangements satisfactory to the paying agent, by wire transfer to an account designated by the holder.

5. Description of the US$2,550 million 3.400% Senior Notes Due 2027

The following description of the terms and conditions of the above referenced debt securities is based on and qualified by the Indenture, dated as of December 6, 2017, between Alibaba Group Holding Limited, as issuer, and The Bank of New York Mellon, as trustee, principal paying agent and securities registrar, as supplemented and amended (the “2017 Indenture”) and the 3.400% Notes due 2027 (the “3.400% Notes”). We initially appointed The Bank of New York Mellon located at 101 Barclay Street, New York, NY 10286, United States of America as paying agent to receive all presentations, surrenders, notices and demands. For a complete description of the terms and provision of the 3.400% Notes, please refer to the 2017 Indenture and the form of the 3.400% Notes attached to the second supplemental indenture filed as Exhibits 2.15 and 2.17 to our annual report on Form 20-F (No. 001-36614) filed on July 27, 2018.

General

The 3.400% Notes constitute senior unsecured debt obligations of us and rank at least equal in right of payment to all of our other existing and future unsecured and unsubordinated indebtedness (subject to any priority rights pursuant to applicable law). The 3.400% Notes were issued as separate series of debt securities in registered form under the 2017 Indenture, dated as December 6, 2017, as amended, in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The Bank of New York Mellon serves as trustee, authenticating agent, registrar and paying agent with respect to the 3.400% Notes.

The 3.400% Notes are initially limited to US$2,550,000,000 in aggregate principal amount and were issued at a price of 99.396% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 3.400% Notes. We may from time to time, without the consent of the holders of the 3.400% Notes, issue additional notes having the same terms and conditions as the initial 3.400% Notes in all respects (or in all respects except for the issue date, the issue price or the first interest payment date). Any additional notes and the initial notes shall constitute a single series under the 2017 Indenture, provided that if such additional notes are not fungible with the initial notes for U.S. federal income tax purposes, such additional notes shall not be issued. The aggregate principal amount of each of the additional notes shall be unlimited.

The 3.400% Notes do not have the benefit of any sinking fund.

Maturity and Interest

The entire outstanding principal of the 3.400% Notes will be payable on December 6, 2027 and bear interest at a rate of 3.400% per annum.

Interest payments on the 3.400% Notes are paid semi-annually on June 6 and December 6 of each year, to holders of record at the close of business on the May 21 and November 21 prior to the applicable interest payment date and on the maturity date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

Optional Redemption

We may, at any time prior to September 6, 2027 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 3.400% Notes (which notice shall be irrevocable), redeem such Notes, in whole or in part, at a redemption amount equal to the greater of (x) 100% of the principal amount of the 3.400% Notes to be redeemed and (y) the Make Whole Amount (as defined below), plus, in each case, accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that the principal amount of a 3.400% Note remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

We may, from or after September 6, 2027 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 3.400% Notes (which notice shall be irrevocable), redeem such Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the redemption date is on or after the relevant record date and on or before the related interest payment date, any accrued and unpaid interest, if any, to the redemption date shall be paid on such interest payment date to the person in whose name a 3.400% Note is registered at the close of business on such record date.

We or any of our controlled entities may, in accordance with all applicable laws and regulations, at any time purchase the 3.400% Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the 2017 Indenture. The 3.400% Notes that we or our affiliates purchase may, in our discretion, be held, resold or canceled.

“Make Whole Amount” means an amount determined by the paying agent on the fifth business day before the redemption date that is equal to the sum of (i) the present value of the principal amount of the 3.400% Notes to be redeemed, assuming a scheduled repayment thereof on the maturity date for payment of principal on such Notes, plus (ii) the present value of the remaining scheduled payments of interest to and including such maturity date for payment of principal on such Notes (exclusive of interest accrued to the redemption date), in each case discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 20 basis points.

“Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth business day before such redemption date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an independent investment banker as defined under the 2017 Indenture in connection with the 3.400% Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 3.400% Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (2) if we obtain fewer than three such reference Treasury Dealer Quotations, the average of all quotations obtained.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Company in good faith.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth business day before such redemption date.

National Development and Reform Commission (“NDRC”) Post-issue Filing

We shall notify the trustee if we do not file or cause to be filed with the NDRC the requisite information and documents required to be filed with the NDRC within ten PRC business days (means a day other than a Saturday, Sunday or a day on which banking institutions in the PRC are authorized or obligated by law, regulation or executive order to remain closed) after the closing date in accordance with the Registration Certificate of Enterprise Foreign Debt Filing issued by the General Office of the NDRC on October 24, 2017, pursuant to the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations issued by the NDRC on September 14, 2015, the Approval of Foreign Debt Quota Administration Reform Trial Enterprise (Second Batch) for 2017 issued by the NDRC on March 22, 2017, and any implementation rules as issued by the NDRC as in effect at such time (the “Post-Issuance Filing”). Such notification to the trustee will be made within ten PRC business days after such failure to complete the Post-Issuance Filing.

Method of Payment

We shall pay interest on the 3.400% Notes (except defaulted interest, if any), to the persons in whose name such Notes are registered at the close of business on the record date referred to on the face of such Note immediately preceding the related interest payment date, even if such Notes are canceled, repurchased or redeemed on or after such record date and on or before such interest payment date. Payment of interest on the 3.400% Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at our option, by check mailed to the address of the person entitled thereto as such address shall appear in the register or, in accordance with arrangements satisfactory to the paying agent, by wire transfer to an account designated by the holder.

6. Description of the US$1,000 million 4.000% Senior Notes Due 2037

The following description of the terms and conditions of the above referenced debt securities is based on and qualified by the Indenture, dated as of December 6, 2017, between Alibaba Group Holding Limited, as issuer, and The Bank of New York Mellon, as trustee, principal paying agent and securities registrar, as supplemented and amended (the “2017 Indenture”) and the 4.000% Notes due 2037 (the “4.000% Notes”). We initially appointed The Bank of New York Mellon located at 101 Barclay Street, New York, NY 10286, United States of America as paying agent to receive all presentations, surrenders, notices and demands. For a complete description of the terms and provision of the 4.000% Notes, please refer to the 2017 Indenture and the form of the 4.000% Notes attached to the third supplemental indenture filed as Exhibits 2.15 and 2.18 to our annual report on Form 20-F (No. 001-36614) filed on July 27, 2018.

General

The 4.000% Notes constitute senior unsecured debt obligations of us and rank at least equal in right of payment to all of our other existing and future unsecured and unsubordinated indebtedness (subject to any priority rights pursuant to applicable law). The 4.000% Notes were issued as separate series of debt securities in registered form under the 2017 Indenture, dated as December 6, 2017, as amended, in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The Bank of New York Mellon serves as trustee, authenticating agent, registrar and paying agent with respect to the 4.000% Notes.

The 4.000% Notes are initially limited to US$1,000,000,000 in aggregate principal amount and were issued at a price of 99.863% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 4.000% Notes. We may from time to time, without the consent of the holders of the 4.000% Notes, issue additional notes having the same terms and conditions as the initial 4.000% Notes in all respects (or in all respects except for the issue date, the issue price or the first interest payment date). Any additional notes and the initial notes shall constitute a single series under the 2017 Indenture, provided that if such additional notes are not fungible with the initial notes for U.S. federal income tax purposes, such additional notes shall not be issued. The aggregate principal amount of each of the additional notes shall be unlimited.

The 4.000% Notes do not have the benefit of any sinking fund.

Maturity and Interest

The entire outstanding principal of the 4.000% Notes will be payable on December 6, 2037 and bear interest at a rate of 4.000% per annum.

Interest payments on the 4.000% Notes are paid semi-annually on June 6 and December 6 of each year, to holders of record at the close of business on the May 21 and November 21 prior to the applicable interest payment date and on the maturity date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

Optional Redemption

We may, at any time prior to June 6, 2037 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 4.000% Notes (which notice shall be irrevocable), redeem such Notes, in whole or in part, at a redemption amount equal to the greater of (x) 100% of the principal amount of the 4.000% Notes to be redeemed and (y) the Make Whole Amount (as defined below), plus, in each case, accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that the principal amount of a 4.000% Note remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

We may, from or after June 6, 2037 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 4.000% Notes (which notice shall be irrevocable), redeem such Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the redemption date is on or after the relevant record date and on or before the related interest payment date, any accrued and unpaid interest, if any, to the redemption date shall be paid on such interest payment date to the person in whose name a 4.000% Note is registered at the close of business on such record date.

We or any of our controlled entities may, in accordance with all applicable laws and regulations, at any time purchase the 4.000% Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the 2017 Indenture. The 4.000% Notes that we or our affiliates purchase may, in our discretion, be held, resold or canceled.

“Make Whole Amount” means an amount determined by the paying agent on the fifth business day before the redemption date that is equal to the sum of (i) the present value of the principal amount of the 4.000% Notes to be redeemed, assuming a scheduled repayment thereof on the maturity date for payment of principal on such Notes, plus (ii) the present value of the remaining scheduled payments of interest to and including such maturity date for payment of principal on such Notes (exclusive of interest accrued to the redemption date), in each case discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 20 basis points.

“Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth business day before such redemption date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an independent investment banker as defined under the 2017 Indenture in connection with the 4.000% Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 4.000% Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (2) if we obtain fewer than three such reference Treasury Dealer Quotations, the average of all quotations obtained.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Company in good faith.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth business day before such redemption date.

National Development and Reform Commission (“NDRC”) Post-issue Filing

We shall notify the trustee if we do not file or cause to be filed with the NDRC the requisite information and documents required to be filed with the NDRC within ten PRC business days (means a day other than a Saturday, Sunday or a day on which banking institutions in the PRC are authorized or obligated by law, regulation or executive order to remain closed) after the closing date in accordance with the Registration Certificate of Enterprise Foreign Debt Filing issued by the General Office of the NDRC on October 24, 2017, pursuant to the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations issued by the NDRC on September 14, 2015, the Approval of Foreign Debt Quota Administration Reform Trial Enterprise (Second Batch) for 2017 issued by the NDRC on March 22, 2017, and any implementation rules as issued by the NDRC as in effect at such time (the “Post-Issuance Filing”). Such notification to the trustee will be made within ten PRC business days after such failure to complete the Post-Issuance Filing.

Method of Payment

We shall pay interest on the 4.000% Notes (except defaulted interest, if any), to the persons in whose name such Notes are registered at the close of business on the record date referred to on the face of such Note immediately preceding the related interest payment date, even if such Notes are canceled, repurchased or redeemed on or after such record date and on or before such interest payment date. Payment of interest on the 4.000% Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at our option, by check mailed to the address of the person entitled thereto as such address shall appear in the register or, in accordance with arrangements satisfactory to the paying agent, by wire transfer to an account designated by the holder.

7. Description of the US$1,750 million 4.200% Senior Notes Due 2047

The following description of the terms and conditions of the above referenced debt securities is based on and qualified by the Indenture, dated as of December 6, 2017, between Alibaba Group Holding Limited, as issuer, and The Bank of

New York Mellon, as trustee, principal paying agent and securities registrar, as supplemented and amended (the “2017 Indenture”) and the 4.200% Notes due 2047 (the “4.200% Notes”). We initially appointed The Bank of New York Mellon located at 101 Barclay Street, New York, NY 10286, United States of America as paying agent to receive all presentations, surrenders, notices and demands. For a complete description of the terms and provision of the 4.200% Notes, please refer to the 2017 Indenture and the form of the 4.200% Notes attached to the fourth supplemental indenture filed as Exhibits 2.15 and 2.19 to our annual report on Form 20-F (No. 001-36614) filed on July 27, 2018.

General

The 4.200% Notes constitute senior unsecured debt obligations of us and rank at least equal in right of payment to all of our other existing and future unsecured and unsubordinated indebtedness (subject to any priority rights pursuant to applicable law). The 4.200% Notes were issued as separate series of debt securities in registered form under the 2017 Indenture, dated as December 6, 2017, as amended, in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The Bank of New York Mellon serves as trustee, authenticating agent, registrar and paying agent with respect to the 4.200% Notes.

The 4.200% Notes are initially limited to US$1,750,000,000 in aggregate principal amount and were issued at a price of 99.831% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 4.200% Notes. We may from time to time, without the consent of the holders of the 4.200% Notes, issue additional notes having the same terms and conditions as the initial 4.200% Notes in all respects (or in all respects except for the issue date, the issue price or the first interest payment date). Any additional notes and the initial notes shall constitute a single series under the 2017 Indenture, provided that if such additional notes are not fungible with the initial notes for U.S. federal income tax purposes, such additional notes shall not be issued. The aggregate principal amount of each of the additional notes shall be unlimited.

The 4.200% Notes do not have the benefit of any sinking fund.

Maturity and Interest

The entire outstanding principal of the 4.200% Notes will be payable on December 6, 2047 and bear interest at a rate of 4.200% per annum.

Interest payments on the 4.200% Notes are paid semi-annually on June 6 and December 6 of each year, to holders of record at the close of business on the May 21 and November 21 prior to the applicable interest payment date and on the maturity date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

Optional Redemption

We may, at any time prior to June 6, 2047 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 4.200% Notes (which notice shall be irrevocable), redeem such Notes, in whole or in part, at a redemption amount equal to the greater of (x) 100% of the principal amount of the 4.200% Notes to be redeemed and (y) the Make Whole Amount (as defined below), plus, in each case, accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that the principal amount of a 4.200% Note remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

We may, from or after June 6, 2047 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 4.200% Notes (which notice shall be irrevocable), redeem such Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the redemption date is on or after the relevant record date and on or before the related interest payment date, any accrued and unpaid interest, if any, to the redemption date shall be paid on such interest payment date to the person in whose name a 4.200% Note is registered at the close of business on such record date.

We or any of our controlled entities may, in accordance with all applicable laws and regulations, at any time purchase the 4.200% Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the 2017 Indenture. The 4.200% Notes that we or our affiliates purchase may, in our discretion, be held, resold or canceled.

“Make Whole Amount” means an amount determined by the paying agent on the fifth business day before the redemption date that is equal to the sum of (i) the present value of the principal amount of the 4.200% Notes to be redeemed, assuming a scheduled repayment thereof on the maturity date for payment of principal on such Notes, plus (ii) the present value of the remaining scheduled payments of interest to and including such maturity date for payment of principal on such Notes (exclusive of interest accrued to the redemption date), in each case discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 25 basis points.

“Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth business day before such redemption date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an independent investment banker as defined under the 2017 Indenture in connection with the 4.200% Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 4.200% Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (2) if we obtain fewer than three such reference Treasury Dealer Quotations, the average of all quotations obtained.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Company in good faith.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth business day before such redemption date.

National Development and Reform Commission (“NDRC”) Post-issue Filing

We shall notify the trustee if we do not file or cause to be filed with the NDRC the requisite information and documents required to be filed with the NDRC within ten PRC business days (means a day other than a Saturday, Sunday or a day on which banking institutions in the PRC are authorized or obligated by law, regulation or executive order to remain closed) after the closing date in accordance with the Registration Certificate of Enterprise Foreign Debt Filing issued by the General Office of the NDRC on October 24, 2017, pursuant to the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations issued by the NDRC on September 14, 2015, the Approval of Foreign Debt Quota Administration Reform Trial Enterprise (Second Batch) for 2017 issued by the NDRC on March 22, 2017, and any implementation rules as issued by the NDRC as in effect at such time (the “Post-Issuance Filing”). Such notification to the trustee will be made within ten PRC business days after such failure to complete the Post-Issuance Filing.

Method of Payment

We shall pay interest on the 4.200% Notes (except defaulted interest, if any), to the persons in whose name such Notes are registered at the close of business on the record date referred to on the face of such Note immediately preceding the related interest payment date, even if such Notes are canceled, repurchased or redeemed on or after such record date and on or before such interest payment date. Payment of interest on the 4.200% Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at our option, by check mailed to the address of the person entitled thereto as such address shall appear in the register or, in accordance with arrangements satisfactory to the paying agent, by wire transfer to an account designated by the holder.

8. Description of the US$1,000 million 4.400% Senior Notes Due 2057

The following description of the terms and conditions of the above referenced debt securities is based on and qualified by the Indenture, dated as of December 6, 2017, between Alibaba Group Holding Limited, as issuer, and The Bank of New York Mellon, as trustee, principal paying agent and securities registrar, as supplemented and amended (the “2017 Indenture”) and the 4.400% Notes due 2057 (the “4.400% Notes”). We initially appointed The Bank of New York Mellon located at 101 Barclay Street, New York, NY 10286, United States of America as paying agent to receive all presentations, surrenders, notices and demands. For a complete description of the terms and provision of the 4.400% Notes, please refer to the 2017 Indenture and the form of the 4.400% Notes attached to the fifth supplemental indenture filed as Exhibits 2.15 and 2.20 to our annual report on Form 20-F (No. 001-36614) filed on July 27, 2018.

General

The 4.400% Notes constitute senior unsecured debt obligations of us and rank at least equal in right of payment to all of our other existing and future unsecured and unsubordinated indebtedness (subject to any priority rights pursuant to applicable law). The 4.400% Notes were issued as separate series of debt securities in registered form under the 2017 Indenture, dated as December 6, 2017, as amended, in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The Bank of New York Mellon serves as trustee, authenticating agent, registrar and paying agent with respect to the 4.400% Notes.

The 4.400% Notes are initially limited to US$1,000,000,000 in aggregate principal amount and were issued at a price of 99.813% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 4.400% Notes. We may from time to time, without the consent of the holders of the 4.400% Notes, issue additional notes having the same terms and conditions as the initial 4.400% Notes in all respects (or in all respects except for the issue date, the issue price or the first interest payment date). Any additional notes and the initial notes shall constitute a single series under the 2017 Indenture, provided that if such additional notes are not fungible with the initial notes for U.S. federal income tax purposes, such additional notes shall not be issued. The aggregate principal amount of each of the additional notes shall be unlimited.

The 4.400% Notes do not have the benefit of any sinking fund.

Maturity and Interest

The entire outstanding principal of the 4.400% Notes will be payable on December 6, 2057 and bear interest at a rate of 4.400% per annum.

Interest payments on the 4.400% Notes are paid semi-annually on June 6 and December 6 of each year, to holders of record at the close of business on the May 21 and November 21 prior to the applicable interest payment date and on the maturity date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

Optional Redemption

We may, at any time prior to June 6, 2057 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 4.400% Notes (which notice shall be irrevocable), redeem such Notes, in whole or in part, at a redemption amount equal to the greater of (x) 100% of the principal amount of the 4.400% Notes to be redeemed and (y) the Make Whole Amount (as defined below), plus, in each case, accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that the principal amount of a 4.400% Note remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

We may, from or after June 6, 2057 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 4.400% Notes (which notice shall be irrevocable), redeem such Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the redemption date is on or after the relevant record date and on or before the related interest payment date, any accrued and unpaid interest, if any, to the redemption date shall be paid on such interest payment date to the person in whose name a 4.400% Note is registered at the close of business on such record date.

We or any of our controlled entities may, in accordance with all applicable laws and regulations, at any time purchase the 4.400% Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the 2017 Indenture. The 4.400% Notes that we or our affiliates purchase may, in our discretion, be held, resold or canceled.

“Make Whole Amount” means an amount determined by the paying agent on the fifth business day before the redemption date that is equal to the sum of (i) the present value of the principal amount of the 4.400% Notes to be redeemed, assuming a scheduled repayment thereof on the maturity date for payment of principal on such Notes, plus (ii) the present value of the remaining scheduled payments of interest to and including such maturity date for payment of principal on such Notes (exclusive of interest accrued to the redemption date), in each case discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 25 basis points.

“Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth business day before such redemption date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an independent investment banker as defined under the 2017 Indenture in connection with the 4.400% Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 4.400% Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (2) if we obtain fewer than three such reference Treasury Dealer Quotations, the average of all quotations obtained.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Company in good faith.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth business day before such redemption date.

National Development and Reform Commission (“NDRC”) Post-issue Filing

We shall notify the trustee if we do not file or cause to be filed with the NDRC the requisite information and documents required to be filed with the NDRC within ten PRC business days (means a day other than a Saturday, Sunday or a day on which banking institutions in the PRC are authorized or obligated by law, regulation or executive order to remain closed) after the closing date in accordance with the Registration Certificate of Enterprise Foreign Debt Filing issued by the General Office of the NDRC on October 24, 2017, pursuant to the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations issued by the NDRC on September 14, 2015, the Approval of Foreign Debt Quota Administration Reform Trial Enterprise (Second Batch) for 2017 issued by the NDRC on March 22, 2017, and any implementation rules as issued by the NDRC as in effect at such time (the “Post-Issuance Filing”). Such notification to the trustee will be made within ten PRC business days after such failure to complete the Post-Issuance Filing.

Method of Payment

We shall pay interest on the 4.400% Notes (except defaulted interest, if any), to the persons in whose name such Notes are registered at the close of business on the record date referred to on the face of such Note immediately preceding the related interest payment date, even if such Notes are canceled, repurchased or redeemed on or after such record date and on or before such interest payment date. Payment of interest on the 4.400% Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at our option, by check mailed to the address of the person entitled thereto as such address shall appear in the register or, in accordance with arrangements satisfactory to the paying agent, by wire transfer to an account designated by the holder.

9. Description of the US$1,500 million 2.125% Senior Notes Due 2031

The following description of the terms and conditions of the above referenced debt securities is based on and qualified by the 2017 Indenture and the 2.125% Notes due 2031 (the “2.125% Notes”). We initially appointed The Bank of New York Mellon located at 101 Barclay Street, New York, NY 10286, United States of America as paying agent to receive all presentations, surrenders, notices and demands. For a complete description of the terms and provision of the 2.125% Notes, please refer to the 2017 Indenture and the form of the 2.125% Notes attached to the sixth supplemental indenture filed as Exhibits 2.13 and 2.26 to our annual report on Form 20-F (No. 001-36614) filed on July 27, 2021.

General

The 2.125% Notes constitute senior unsecured debt obligations of us and rank at least equal in right of payment to all of our other existing and future unsecured and unsubordinated indebtedness (subject to any priority rights pursuant to applicable law). The 2.125% Notes were issued as separate series of debt securities in registered form under the 2017 Indenture, as amended, in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The Bank of New York Mellon serves as trustee, authenticating agent, registrar and paying agent with respect to the 2.125% Notes.

The 2.125% Notes are initially limited to US$1,500,000,000 in aggregate principal amount and were issued at a price of 99.839% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 2.125% Notes. We may from time to time, without the consent of the holders of the 2.125% Notes, issue additional notes having the same terms and conditions as the initial 2.125% Notes in all respects (or in all respects except for the issue date, the issue price or the first interest payment date). Any additional notes and the initial notes shall constitute a single series under the 2017 Indenture, provided that if such additional notes are not fungible with the initial notes for U.S. federal income tax purposes, such additional notes shall not be issued. The aggregate principal amount of each of the additional notes shall be unlimited.

The 2.125% Notes do not have the benefit of any sinking fund.

Maturity and Interest

The entire outstanding principal of the 2.125% Notes will be payable on February 9, 2031 and bear interest at a rate of 2.125% per annum.

Interest payments on the 2.125% Notes are paid semi-annually on February 9 and August 9 of each year, to holders of record at the close of business on the January 20 and July 20 prior to the applicable interest payment date and on the maturity date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

Optional Redemption

We may, at any time prior to November 9, 2030 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 2.125% Notes (which notice shall be irrevocable) and the trustee, redeem such Notes, in whole or in part, at a redemption amount equal to the greater of (x) 100% of the principal amount of the 2.125% Notes to be redeemed and (y) the Make Whole Amount (as defined below), plus, in each case, accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that the principal amount of a 2.125% Note remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

We may, from or after November 9, 2030 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 2.125% Notes (which notice shall be irrevocable) and the trustee, redeem such Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the redemption date is on or after the relevant record date and on or before the related interest payment date, any accrued and unpaid interest, if any, to the redemption date shall be paid on such interest payment date to the person in whose name a 2.125% Note is registered at the close of business on such record date.

We or any of our controlled entities may, in accordance with all applicable laws and regulations, at any time purchase the 2.125% Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the 2017 Indenture. The 2.125% Notes that we or our affiliates purchase may, in our discretion, be held, resold or canceled.

“Make Whole Amount” means an amount determined by the paying agent on the fifth business day before the redemption date that is equal to the sum of (i) the present value of the principal amount of the 2.125% Notes to be redeemed, assuming a scheduled repayment thereof on the maturity date for payment of principal on such Notes, plus (ii) the present value of the remaining scheduled payments of interest to and including such maturity date for payment of principal on such Notes (exclusive of interest accrued to the redemption date), in each case discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 20 basis points.

“Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth business day before such redemption date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an independent investment banker as defined under the 2017 Indenture in connection with the 2.125% Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2.125% Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (2) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Company in good faith.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth business day before such redemption date.

National Development and Reform Commission (“NDRC”) Post-issue Filing

We shall notify the trustee if we do not file or cause to be filed with the NDRC the requisite information and documents required to be filed with the NDRC within ten PRC business days (means a day other than a Saturday, Sunday or a day on which banking institutions in the PRC are authorized or obligated by law, regulation or executive order to remain closed) after the closing date in accordance with Registration Certificate of Enterprise Foreign Debt Filing (the “Foreign Debt Registration Certificate”) issued by the General Office of the NDRC on December 28, 2020, pursuant to the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings

and Registrations issued by the NDRC on September 14, 2015 and any implementation rules as issued by the NDRC as in effect at such time (the “Post-Issuance Filing”). Such notification to the Trustee will be made within ten PRC business days after such failure to complete the Post-Issuance Filing.

Method of Payment

We shall pay interest on the 2.125% Notes (except defaulted interest, if any), to the persons in whose name such Notes are registered at the close of business on the record date referred to on the face of such Note immediately preceding the related interest payment date, even if such Notes are canceled, repurchased or redeemed on or after such record date and on or before such interest payment date. Payment of interest on the 2.125% Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at our option, by check mailed to the address of the person entitled thereto as such address shall appear in the register or, in accordance with arrangements satisfactory to the paying agent, by wire transfer to an account designated by the holder.

10. Description of the US$1,000 million 2.700% Senior Notes Due 2041 (the Sustainability Notes)

The following description of the terms and conditions of the above referenced debt securities is based on and qualified by the 2017 Indenture and the 2.700% Notes due 2041 (the “2.700% Notes” or the “Sustainability Notes”). We initially appointed The Bank of New York Mellon located at 101 Barclay Street, New York, NY 10286, United States of America as paying agent to receive all presentations, surrenders, notices and demands. For a complete description of the terms and provision of the 2.700% Notes, please refer to the 2017 Indenture and the form of the 2.700% Notes attached to the seventh supplemental indenture filed as Exhibits 2.13 and 2.27 to our annual report on Form 20-F (No. 001-36614) filed on July 27, 2021.

General

The 2.700% Notes constitute senior unsecured debt obligations of us and rank at least equal in right of payment to all of our other existing and future unsecured and unsubordinated indebtedness (subject to any priority rights pursuant to applicable law). The 2.700% Notes were issued as separate series of debt securities in registered form under the 2017 Indenture, as amended, in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The Bank of New York Mellon serves as trustee, authenticating agent, registrar and paying agent with respect to the 2.700% Notes.

The 2.700% Notes are initially limited to US$1,000,000,000 in aggregate principal amount and were issued at a price of 99.265% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 2.700% Notes. We may from time to time, without the consent of the holders of the 2.700% Notes, issue additional notes having the same terms and conditions as the initial 2.700% Notes in all respects (or in all respects except for the issue date, the issue price or the first interest payment date). Any additional notes and the initial notes shall constitute a single series under the 2017 Indenture, provided that if such additional notes are not fungible with the initial notes for U.S. federal income tax purposes, such additional notes shall not be issued. The aggregate principal amount of each of the additional notes shall be unlimited.

The 2.700% Notes do not have the benefit of any sinking fund.

Maturity and Interest

The entire outstanding principal of the 2.700% Notes will be payable on February 9, 2041 and bear interest at a rate of 2.700% per annum.

Interest payments on the 2.700% Notes are paid semi-annually on February 9 and August 9 of each year, to holders of record at the close of business on the January 20 and July 20 prior to the applicable interest payment date and on the maturity date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

Optional Redemption

We may, at any time prior to August 9, 2040 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 2.700% Notes (which notice shall be irrevocable) and the trustee, redeem such Notes, in whole or in part, at a redemption amount equal to the greater of (x) 100% of the principal amount of the 2.700% Notes to be redeemed and (y) the Make Whole Amount (as defined below), plus, in each case, accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that the principal amount of a 2.700% Note remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

We may, from or after August 9, 2040 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 2.700% Notes (which notice shall be irrevocable) and the trustee, redeem such Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the redemption date is on or after the relevant record date and on or before the related interest payment date, any accrued and unpaid interest, if any, to the redemption date shall be paid on such interest payment date to the person in whose name a 2.700% Note is registered at the close of business on such record date.

We or any of our controlled entities may, in accordance with all applicable laws and regulations, at any time purchase the 2.700% Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the 2017 Indenture. The 2.700% Notes that we or our affiliates purchase may, in our discretion, be held, resold or canceled.

“Make Whole Amount” means an amount determined by the paying agent on the fifth business day before the redemption date that is equal to the sum of (i) the present value of the principal amount of the 2.700% Notes to be redeemed, assuming a scheduled repayment thereof on the maturity date for payment of principal on such Notes, plus (ii) the present value of the remaining scheduled payments of interest to and including such maturity date for payment of principal on such Notes (exclusive of interest accrued to the redemption date), in each case discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 20 basis points.

“Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth business day before such redemption date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an independent investment banker as defined under the 2017 Indenture in connection with the 2.700% Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2.700% Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (2) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Company in good faith.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth business day before such redemption date.

National Development and Reform Commission (“NDRC”) Post-issue Filing

We shall notify the trustee if we do not file or cause to be filed with the NDRC the requisite information and documents required to be filed with the NDRC within ten PRC business days (means a day other than a Saturday, Sunday or a day on which banking institutions in the PRC are authorized or obligated by law, regulation or executive order to remain closed) after the closing date in accordance with Registration Certificate of Enterprise Foreign Debt Filing (the “Foreign Debt Registration Certificate”) issued by the General Office of the NDRC on December 28, 2020, pursuant to the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations issued by the NDRC on September 14, 2015 and any implementation rules as issued by the NDRC as in effect at such time (the “Post-Issuance Filing”). Such notification to the Trustee will be made within ten PRC business days after such failure to complete the Post-Issuance Filing.

Method of Payment

We shall pay interest on the 2.700% Notes (except defaulted interest, if any), to the persons in whose name such Notes are registered at the close of business on the record date referred to on the face of such Note immediately preceding the related interest payment date, even if such Notes are canceled, repurchased or redeemed on or after such record date and on or before such interest payment date. Payment of interest on the 2.700% Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at our option, by check mailed to the address of the person entitled thereto as such address shall appear in the register or, in accordance with arrangements satisfactory to the paying agent, by wire transfer to an account designated by the holder.

11. Description of the US$1,500 million 3.150% Senior Notes Due 2051

The following description of the terms and conditions of the above referenced debt securities is based on and qualified by the 2017 Indenture and the 3.150% Notes due 2051 (the “3.150% Notes”). We initially appointed The Bank of New York Mellon located at 101 Barclay Street, New York, NY 10286, United States of America as paying agent to receive all presentations, surrenders, notices and demands. For a complete description of the terms and provision of the 3.150% Notes, please refer to the 2017 Indenture and the form of the 3.150% Notes attached to the eighth supplemental indenture filed as Exhibits 2.13 and 2.28 to our annual report on Form 20-F (No. 001-36614) filed on July 27, 2021.

General

The 3.150% Notes constitute senior unsecured debt obligations of us and rank at least equal in right of payment to all of our other existing and future unsecured and unsubordinated indebtedness (subject to any priority rights pursuant to applicable law). The 3.150% Notes were issued as separate series of debt securities in registered form under the 2017 Indenture, as amended, in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The Bank of New York Mellon serves as trustee, authenticating agent, registrar and paying agent with respect to the 3.150% Notes.

The 3.150% Notes are initially limited to US$1,500,000,000 in aggregate principal amount and were issued at a price of 99.981% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 3.150% Notes. We may from time to time, without the consent of the holders of the 3.150% Notes, issue additional notes having the same terms and conditions as the initial 3.150% Notes in all respects (or in all respects except for the issue date, the issue price or the first interest payment date). Any additional notes and the initial notes shall constitute a single series under the 2017 Indenture, provided that if such additional notes are not fungible with the initial notes for U.S. federal income tax purposes, such additional notes shall not be issued. The aggregate principal amount of each of the additional notes shall be unlimited.

The 3.150% Notes do not have the benefit of any sinking fund.

Maturity and Interest

The entire outstanding principal of the 3.150% Notes will be payable on February 9, 2051 and bear interest at a rate of 3.150% per annum.

Interest payments on the 3.150% Notes are paid semi-annually on February 9 and August 9 of each year, to holders of record at the close of business on the January 20 and July 20 prior to the applicable interest payment date and on the maturity date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

Optional Redemption

We may, at any time prior to August 9, 2050 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 3.150% Notes (which notice shall be irrevocable) and the trustee, redeem such Notes, in whole or in part, at a redemption amount equal to the greater of (x) 100% of the principal amount of the 3.150% Notes to be redeemed and (y) the Make Whole Amount (as defined below), plus, in each case, accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that the principal amount of a 3.150% Note remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

We may, from or after August 9, 2050 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 3.150% Notes (which notice shall be irrevocable) and the trustee, redeem such Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the redemption date is on or after the relevant record date and on or before the related interest payment date, any accrued and unpaid interest, if any, to the redemption date shall be paid on such interest payment date to the person in whose name a 3.150% Note is registered at the close of business on such record date.

We or any of our controlled entities may, in accordance with all applicable laws and regulations, at any time purchase the 3.150% Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the 2017 Indenture. The 3.150% Notes that we or our affiliates purchase may, in our discretion, be held, resold or canceled.

“Make Whole Amount” means an amount determined by the paying agent on the fifth business day before the redemption date that is equal to the sum of (i) the present value of the principal amount of the 3.150% Notes to be redeemed, assuming a scheduled repayment thereof on the maturity date for payment of principal on such Notes, plus (ii) the present value of the remaining scheduled payments of interest to and including such maturity date for payment of principal on such Notes (exclusive of interest accrued to the redemption date), in each case discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 25 basis points.

“Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth business day before such redemption date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an independent investment banker as defined under the 2017 Indenture in connection with the 3.150% Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 3.150% Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (2) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Company in good faith.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth business day before such redemption date.

National Development and Reform Commission (“NDRC”) Post-issue Filing

We shall notify the trustee if we do not file or cause to be filed with the NDRC the requisite information and documents required to be filed with the NDRC within ten PRC business days (means a day other than a Saturday, Sunday or a day on which banking institutions in the PRC are authorized or obligated by law, regulation or executive order to remain closed) after the closing date in accordance with Registration Certificate of Enterprise Foreign Debt Filing (the “Foreign Debt Registration Certificate”) issued by the General Office of the NDRC on December 28, 2020, pursuant to the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations issued by the NDRC on September 14, 2015 and any implementation rules as issued by the NDRC as in effect at such time (the “Post-Issuance Filing”). Such notification to the Trustee will be made within ten PRC business days after such failure to complete the Post-Issuance Filing.

Method of Payment

We shall pay interest on the 3.150% Notes (except defaulted interest, if any), to the persons in whose name such Notes are registered at the close of business on the record date referred to on the face of such Note immediately preceding the related interest payment date, even if such Notes are canceled, repurchased or redeemed on or after such record date and on or before such interest payment date. Payment of interest on the 3.150% Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at our option, by check mailed to the address of the person entitled thereto as such address shall appear in the register or, in accordance with arrangements satisfactory to the paying agent, by wire transfer to an account designated by the holder.

12. Description of the US$1,000 million 3.250% Senior Notes Due 2061

The following description of the terms and conditions of the above referenced debt securities is based on and qualified by the 2017 Indenture and the 3.250% Notes due 2061 (the “3.250% Notes”). We initially appointed The Bank of New York Mellon located at 101 Barclay Street, New York, NY 10286, United States of America as paying agent to receive all presentations, surrenders, notices and demands. For a complete description of the terms and provision of the 3.250% Notes, please refer to the 2017 Indenture and the form of the 3.250% Notes attached to the ninth supplemental indenture filed as Exhibits 2.13 and 2.29 to our annual report on Form 20-F (No. 001-36614) filed on July 27, 2021.

General

The 3.250% Notes constitute senior unsecured debt obligations of us and rank at least equal in right of payment to all of our other existing and future unsecured and unsubordinated indebtedness (subject to any priority rights pursuant to applicable law). The 3.250% Notes were issued as separate series of debt securities in registered form under the 2017 Indenture, as amended, in denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The Bank of New York Mellon serves as trustee, authenticating agent, registrar and paying agent with respect to the 3.250% Notes.

The 3.250% Notes are initially limited to US$1,000,000,000 in aggregate principal amount and were issued at a price of 99.978% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the 3.250% Notes. We may from time to time, without the consent of the holders of the 3.250% Notes, issue additional notes having the same terms and conditions as the initial 3.250% Notes in all respects (or in all respects except for the issue date, the issue price or the first interest payment date). Any additional notes and the initial notes shall constitute a single series under the 2017 Indenture, provided that if such additional notes are not fungible with the initial notes for U.S. federal income tax purposes, such additional notes shall not be issued. The aggregate principal amount of each of the additional notes shall be unlimited.

The 3.250% Notes do not have the benefit of any sinking fund.

Maturity and Interest

The entire outstanding principal of the 3.250% Notes will be payable on February 9, 2051 and bear interest at a rate of 3.250% per annum.

Interest payments on the 3.250% Notes are paid semi-annually on February 9 and August 9 of each year, to holders of record at the close of business on the January 20 and July 20 prior to the applicable interest payment date and on the maturity date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

Optional Redemption

We may, at any time prior to August 9, 2060 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 3.250% Notes (which notice shall be irrevocable) and the trustee, redeem such Notes, in whole or in part, at a redemption amount equal to the greater of (x) 100% of the principal amount of the 3.250% Notes to be redeemed and (y) the Make Whole Amount (as defined below), plus, in each case, accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that the principal amount of a 3.250% Note remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

We may, from or after August 9, 2060 upon giving not less than 30 days nor more than 60 days’ notice to holders of the 3.250% Notes (which notice shall be irrevocable) and the trustee, redeem such Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If the redemption date is on or after the relevant record date and on or before the related interest payment date, any accrued and unpaid interest, if any, to the redemption date shall be paid on such interest payment date to the person in whose name a 3.250% Note is registered at the close of business on such record date.

We or any of our controlled entities may, in accordance with all applicable laws and regulations, at any time purchase the 3.250% Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the 2017 Indenture. The 3.250% Notes that we or our affiliates purchase may, in our discretion, be held, resold or canceled.

“Make Whole Amount” means an amount determined by the paying agent on the fifth business day before the redemption date that is equal to the sum of (i) the present value of the principal amount of the 3.250% Notes to be redeemed, assuming a scheduled repayment thereof on the maturity date for payment of principal on such Notes, plus (ii) the present value of the remaining scheduled payments of interest to and including such maturity date for payment of principal on such Notes (exclusive of interest accrued to the redemption date), in each case discounted to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 30 basis points.

“Treasury Yield” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth business day before such redemption date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an independent investment banker as defined under the 2017 Indenture in connection with the 3.250% Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 3.250% Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (2) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Company in good faith.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth business day before such redemption date.

National Development and Reform Commission (“NDRC”) Post-issue Filing

We shall notify the trustee if we do not file or cause to be filed with the NDRC the requisite information and documents required to be filed with the NDRC within ten PRC business days (means a day other than a Saturday, Sunday or a day on which banking institutions in the PRC are authorized or obligated by law, regulation or executive order to remain closed) after the closing date in accordance with Registration Certificate of Enterprise Foreign Debt Filing (the “Foreign Debt Registration Certificate”) issued by the General Office of the NDRC on December 28, 2020, pursuant to the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations issued by the NDRC on September 14, 2015 and any implementation rules as issued by the NDRC as in effect at such time (the “Post-Issuance Filing”). Such notification to the Trustee will be made within ten PRC business days after such failure to complete the Post-Issuance Filing.

Method of Payment

We shall pay interest on the 3.250% Notes (except defaulted interest, if any), to the persons in whose name such Notes are registered at the close of business on the record date referred to on the face of such Note immediately preceding the related interest payment date, even if such Notes are canceled, repurchased or redeemed on or after such record date and on or before such interest payment date. Payment of interest on the 3.250% Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at our option, by check mailed to the address of the person entitled thereto as such address shall appear in the register or, in accordance with arrangements satisfactory to the paying agent, by wire transfer to an account designated by the holder.

13. General Terms Applicable to Each Series of the 2014 Senior Notes, the 2017 Senior Notes and the 2021 Senior Notes

Particular Covenants of Us

We have agreed certain covenants under the Indentures, including, among others:

Payments of Principal, Premium and Interest. We, for the benefit of each series of Notes, shall duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on, each series of Notes, at the dates and place and in the manner provided in the Notes and in the Indentures.

Merger, Consolidation and Sale of Assets. Except as otherwise provided as contemplated under the Indentures with respect to any series of Notes: (a) We shall not consolidate with or merge into any other person in a transaction in which we are not the surviving entity, or convey, transfer or lease its properties and assets substantially as an entirety to, any person, unless (i) any person formed by such consolidation or into or with which we are merged or to whom we have conveyed, transferred or leased our properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the British Virgin Islands, the Cayman Islands, the PRC or Hong Kong and such person expressly assumes by an indenture supplemental to the Indentures all the obligations of us under the Indentures and the Notes, including the obligation to pay additional amounts with respect to any jurisdiction in which it is organized or resident for tax purposes; (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (iii) we have delivered to the trustee an officer’s certificate and an opinion of an independent legal counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the Indentures and that all conditions precedent therein provided for relating to such transaction have been complied with. (b) Upon any consolidation with or merger into any other entity, or any sale other than for cash, or any conveyance or lease, of all or substantially all of our assets in accordance with this section, the successor entity formed by such consolidation or into or with which we are merged or to which we are sold or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the Indentures with the same effect as if such successor entity had been named as us therein, and thereafter, except in the case of a lease, the predecessor company shall be relieved of all obligations and covenants under the Indentures and the Notes, and from time to time such successor entity may exercise each and every right and power of us under the Indentures, in the name of us, or in our own name; and any act or proceeding by any provision of the Indentures required or permitted to be done by the board of directors or any officer of us may be done with like force and effect by the like board of directors or officer of any entity that shall at the time be the successor of us thereunder. In the event of any such sale or conveyance, but not any such lease, we (or any successor entity which shall theretofore have become such in the manner described in this section) shall be discharged from all obligations and covenants under the Indentures and the Notes and may thereupon be dissolved and liquidated.

Repurchase Upon Triggering Event. The following shall apply with respect to the Notes so long as any of the Notes remain outstanding:

(a) If a Triggering Event occurs, unless we have exercised our right to redeem all of the Notes of a particular series pursuant to the Indentures, the Company shall make an offer to repurchase all or, at the holder’s option, any part (equal to US$200,000 for the 2014 Senior Notes or US$2,000 for the 2017 Senior Notes and the 2021 Senior Notes, or multiples of US$1,000 in excess thereof (or such other denominations in which such Notes are issuable)) of each holder’s Notes pursuant to the offer described below (the “Triggering Event Offer”), at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase (the “Triggering Event Payment”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Within 30 days following any Triggering Event, unless we have exercised our right to redeem all of the outstanding Notes pursuant to the Indentures, we will send a notice of such Triggering Event Offer to each holder or otherwise give notice in accordance with the applicable procedures, with a copy to the trustee, stating: (i) that a Triggering Event Offer is being made pursuant to this section, including a description of the transaction or transactions that constitute the Triggering Event, and that all Notes properly tendered pursuant to such Triggering Event Offer will be accepted for purchase by us at a purchase price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest, if any, on such Notes to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); (ii) the purchase date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent) (the “Triggering Event Payment Date”); (iii) that the Notes of any series must be tendered in amounts of US$200,000 for the 2014 Senior Notes or US$2,000 for the 2017 Senior Notes and the 2021 Senior Notes, or multiples of US$1,000 in excess thereof (or such other denominations in which such Notes are issuable), and any Note not properly tendered will remain outstanding and continue to accrue interest; (iv) that, unless we default in the payment of the Triggering Event Payment, any Note accepted for payment pursuant to the Triggering Event Offer will cease to accrue interest on and after the Triggering Event Payment Date; (v) that holders electing to have any Notes purchased pursuant to a Triggering Event Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” as attached to the Indentures on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third business day preceding the Triggering Event Payment Date; (vi) that holders shall be entitled to withdraw their tendered Notes and their election to require us to purchase such Notes; provided that the paying agent receives at the address specified in the notice, not later than the close of business on the 30th day following the date of the Triggering Event notice, a telegram, facsimile transmission or letter setting forth the name of the holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such holder is withdrawing its tendered Notes and its election to have such Notes purchased; (vii) that if a holder is tendering less than all of its Notes, such holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to US$200,000 for the 2014 Senior Notes or US$2,000 for the 2017 Senior Notes and the 2021 Senior Notes or an integral multiple of US$1,000 in excess thereof (or such other denominations in which such Securities are issuable)); and (viii) the other instructions, as determined by us consistent with this section, that a holder must follow.

(b) On the Triggering Event Payment Date, we will, to the extent lawful: (i) accept for payment all Notes or portions of Notes (of US$200,000 for the 2014 Senior Notes or US$2,000 for the 2017 Senior Notes and the 2021 Senior Notes or integral multiples of US$1,000 in excess thereof or such other denominations for which such securities are issuable) properly tendered pursuant to the Triggering Event Offer; (ii) deposit with the paying agent, one business day prior to the Triggering Event Payment Date, an amount of cash in U.S. Dollars equal to the Triggering Event Payment in respect of all Notes or portions of Notes properly tendered at least three business days prior to the Triggering Event Payment Date; and (iii) deliver or cause to be delivered to the paying agent for cancellation the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by us in accordance with the terms of this section.

(c) The paying agent shall promptly send, to each holder who properly tendered Notes, the purchase price for such Notes properly tendered, and the trustee shall promptly authenticate and send (or cause to be transferred by book-entry) to each such holder a new Note equal in principal amount equal to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of US$2,000 for the 2014 Senior Notes or US$2,000 for the 2017 Senior Notes and the 2021 Senior Notes or a multiple of US$1,000 in excess thereof (or such other denominations in which such Notes are issuable) (or, if less, the remaining principal amount thereof).

(d) If the Triggering Event Payment Date is on or after the relevant record date and on or before the related interest payment date, any accrued and unpaid interest, if any, to the Triggering Event Payment Date shall be paid on such interest payment date to the person in whose name a Note is registered at the close of business on such record date.

(e) We will not be required to make a Triggering Event Offer upon a Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, we will be required to make a Triggering Event Offer treating the date of such termination or default as though it were the date of the Triggering Event.

(f) We shall comply with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Triggering Event Offer provisions of the Notes, we will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Triggering Event Offer provisions of the Notes by virtue of any such conflict.

Additional Amounts

(a) All payments of principal, premium, if any, and interest made by us in respect of any Note shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) imposed or levied by or within the Cayman Islands or the PRC (in each case, including any political subdivision or any authority therein or thereof having power to tax) (each, a “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law. If we are required to make such withholding or deduction, we shall pay such additional amounts (“Additional Amounts”) as will result in receipt by each holder of Notes of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable: (i) in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of a Note and the Relevant Jurisdiction other than merely holding such Note or receiving principal, premium, if any, or interest, in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein); (ii) in respect of any Note presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the “relevant date” in relation to any Note means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for; (iii) in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the holder or beneficial owner of a Note to comply with a timely request by us addressed to the holder or beneficial owner to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder; (iv) in respect of any Taxes imposed as a result of a Note being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such Security could not have been presented for payment elsewhere; (v) in respect of any estate, inheritance, gift, sale, use, value added, excise, transfer, personal property, wealth, interest equalization or similar Taxes (other than any value added Taxes imposed by the PRC or any political subdivision thereof if we were to be deemed a PRC tax resident); (vi) to any holder of a Note that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required by the laws of the Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof; (vii) with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the Code and U.S. Treasury Regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto; (viii) in respect of any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any Note; or (xi) in respect of any combination of Taxes referred to in the preceding clauses (i) through (viii) above.

(b) In the event that any withholding or deduction for or on account of any Taxes is required and Additional Amounts are payable with respect thereto, at least 30 days prior to each date of payment of principal of, premium, if any, or interest, on the Notes, we shall furnish to the trustee and the paying agent, if other than the trustee, an officer’s certificate specifying the amount required to be withheld or deducted on such payments to holders, certifying that we shall pay such amounts required to be withheld to the appropriate governmental authority and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each holder, and that we will pay to the trustee or such paying agent the Additional Amounts required to be paid; provided that no such officer’s certificate will be required prior to any date of payment of principal of, premium, if any, or interest, on such Notes if there has been no change with respect to the matters set forth in a prior officer’s certificate. The trustee and each paying agent may rely on the fact that any officer’s certificate contemplated by this section has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required. We covenant to indemnify the trustee and any paying agent for and to hold them harmless against any loss or liability incurred without fraud, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such officer’s certificate furnished pursuant to this section or on the fact that any officer’s certificate contemplated by this section has not been furnished.

(c) Whenever in the Indentures there is mentioned, in any context, the payment of principal, premium, if any, or interest, in respect of any Note, such mention shall be deemed to include the payment of Additional Amounts provided for in the Indentures, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the Indentures.

Payment for Consent. We will not, and will not permit any of our controlled entities to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indentures or any series of the Notes unless such consideration is offered to be paid and is paid to all holders of such series of Notes as may be affected thereby that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

“Triggering Event” means (A) any change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof (a “Change in Law) that results in (x) our Group (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by our Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in our consolidated financial statements for the most recent fiscal quarter and (y) we being unable to continue to derive substantially all of the economic benefits from the business operations conducted by our Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in our consolidated financial statements for the most recent fiscal quarter prior to such Change in Law and (B) we have not furnished to the trustee, prior to the date that is twelve months after the date of the Change in Law, an opinion from an independent financial advisor or an independent legal counsel stating either that (1) we are able to continue to derive substantially all of the economic benefits from the business operations conducted by our Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in our consolidated financial statements for the most recent fiscal quarter prior to such Change in Law (including after giving effect to any corporate restructuring or reorganization plan of us) or (2) such Change in Law would not materially adversely affect our ability to make principal, premium, if any, and interest payments on the Notes of any series when due.

Limitation on Liens

(a) Subject to the exceptions set forth in section (b) below, we will not create or have outstanding, and we will ensure that none of its principal controlled entities will create or have outstanding, any Lien upon the whole or any part of their respective present or future assets securing any relevant indebtedness, or create or have outstanding any guarantee or indemnity in respect of any relevant indebtedness either of us or of any principal controlled entity, without (x) at the same time or prior thereto securing or guaranteeing the Notes of any applicable series, as applicable, equally and ratably therewith or (y) providing such other security or guarantees for the Notes of the applicable series as shall be approved by an act of the holders of such series of Securities holding at least a majority of the principal amount of such series of Notes then outstanding.

(b) The restriction set forth in section (a) above will not apply to: (i) any Lien arising or already arisen automatically by operation of law which is timely discharged or disputed in good faith by appropriate proceedings; (ii) any Lien in respect of the obligations of any person which becomes a principal controlled entity or which merges with or into us or a principal controlled entity after the date hereof which is in existence at the date on which it becomes a principal controlled entity or merges with or into us or a principal controlled entity; (iii) any Lien created or outstanding in favor of us or any Lien created by any of our controlled entities in favor of any of our other controlled entities; (iv) any Lien in respect of relevant indebtedness of us or any principal controlled entity with respect to which we have or such principal controlled entity has paid money or deposited money or securities with a paying agent, trustee or depository to pay or discharge in full the obligations of us or such principal controlled entity in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full); (v) with respect to the 2017 Senior Notes and the 2021 Senior Notes only, any Lien created in connection with relevant indebtedness of the Company or any Principal Controlled Entity denominated in Chinese Renminbi and initially offered, marketed or issued primarily to Persons resident in the PRC; (vi) any Lien created in connection with a project financed with, or created to secure, non-recourse obligations; or (vii) any Lien arising out of the refinancing, extension, renewal or refunding of any relevant indebtedness secured by any Lien permitted by the foregoing clause (ii), (v), (vi) or (vii) of this section (b); provided that such relevant indebtedness is not increased beyond the principal amount thereof (together with the costs of such refinancing, extension, renewal or refunding, including any accrued interest and prepayment premiums or consent fees) and is not secured by any additional property or assets.

“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

Notice of Redemption

Notice of redemption shall be given by us, or, at our request (which may be rescinded or revoked at any time prior to the time at which the trustee shall have given such notice to the holders), by the trustee in the name and at the expense of us, not less than 30 days nor more than 60 days prior to the redemption date, to the holders of the Notes of any series to be redeemed in whole or in part, in the manner provided in section; provided that the trustee be provided with the draft notice at least 15 days (or such shorter period acceptable to the trustee) prior to sending such notice of redemption. Any notice given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Failure to give such notice, or any defect in such notice to the holder of any Notes of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the holder of any other Note of such series.

All notices of redemption shall identify the Notes to be redeemed (including CUSIP, ISIN or other similar numbers, if available) and shall state: (i) such election by us to redeem the Notes of such series pursuant to provisions contained in the Indentures or the terms of the Notes of such series in a company order, officer’s certificate or a supplemental indenture establishing such series, if such be the case; (ii) the redemption date; (iii) the redemption price (or the manner in which the redemption price will be calculated); (iv) if less than all outstanding Notes of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the Notes of such series to be redeemed; (v) that on the redemption date the redemption price shall become due and payable upon each such Note to be redeemed, and that, if applicable, interest thereon shall cease to accrue on and after said date; and (vi) (if the Notes are in certificated form) the place or places of payment where such Securities are to be surrendered for payment of the redemption price.

Events of Default

Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in the Indentures with respect to Notes of any series shall mean one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated in the Indentures: (a) we fail to pay principal or premium, if any, in respect of a Note of such series by the due date for such payment (whether at stated maturity or upon repurchase, acceleration, redemption or otherwise); (b) we fail to pay interest on a Security of such series within 30 days after the due date for such payment; (c) we default in the performance of or breaches our obligations under section in connection with merger, consolidation and sale of assets under particular covenants of us; (d) we default in the performance of or breaches any covenant or agreement in the Indentures or under the Notes of such series (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the Notes of such series then outstanding; (e) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of us or any principal controlled entity of us in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging us or any principal controlled entity of us bankrupt or insolvent, or approving as final and nonappealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or any principal controlled entity of us under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any principal controlled entity of us or of any substantial part of our or their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; (f) the commencement by us or any principal controlled entity of us of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any Principal Controlled Entity to the entry of a decree or order for relief in respect of us or any principal controlled entity of us in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against us or any principal controlled entity, or the filing by us or any principal controlled entity of a petition or answer or consent seeking reorganization or relief with respect to us or any principal controlled entity of us under any applicable bankruptcy, insolvency or other similar law, or the consent by us or any principal controlled entity to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any principal controlled entity of us or of any substantial part of its or their respective property pursuant to any such law, or the making by us or any principal controlled entity of us of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by us or any principal controlled entity of us in writing of the inability of us to pay its debts generally as they become due, or the taking of corporate action by us or any principal controlled entity of us that resolves to commence any such action; (g) the Notes of such series or the Indentures is or becomes or is claimed by us to be unenforceable, invalid or ceases to be in full force and effect otherwise than is permitted by the Indentures; or (h) the occurrence of any other Event of Default with respect to Notes of such series as provided in the Indentures; provided, however, that a default under section (d) above will not constitute an Event of Default until the trustee or the holders of 25% or more in aggregate principal amount of the Notes of such series then outstanding provide written notice to us of the default and we do not cure such default within the time specified in section (d) above after receipt of such written notice. In the case of such written notice given to us by the holders, we will provide a copy of such written notice to the trustee.

Acceleration; Rescission and Annulment

Subject to the Indentures, any one or more of the above-described Events of Default (other than an Event of Default specified in sub-sections (e) or (f)) shall occur and be continuing with respect to Notes any series at the time outstanding, then, and in each and every such case, during the continuance of any such Event of Default, the trustee or the holders of not less than 25% in aggregate principal amount of the Notes of such series then outstanding may, and the trustee upon written directions of holders of at least 25% in aggregate principal amount of the Notes of such series outstanding shall (subject to being indemnified secured and/or pre-funded to its satisfaction), declare the unpaid principal (or such portion of the unpaid principal amount as may be specified in the terms of that series) of and accrued but unpaid interest, if any, on (and any Additional Amount payable in respect of) all the Notes of such series then outstanding to be due and payable by a notice in writing to us (and to the trustee if given by holders), and upon receipt of such notice, such unpaid principal amount and accrued but unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in sub-section (e) or (f) occurs and is continuing, then in every such case, the unpaid principal amount of all of the Notes of that series then outstanding and all accrued and unpaid interest, if any, thereon shall automatically, and without any declaration or any other action on the part of the trustee or any holder, become due and payable immediately. Upon payment of such amounts in the currency in which such Notes are denominated subject to the Indentures, all obligations of us in respect of the payment of principal of and interest on the Notes of such series shall terminate.

At any time after such a declaration of acceleration with respect to the Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee as hereinafter, the holders of at least a majority in aggregate principal amount of the Notes of such series at the time outstanding may waive all past defaults and rescind and annul such acceleration if: (i) the rescission of the acceleration with respect to the Notes of such series would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all Events of Default with respect to the Notes of such series, other than the non-payment of principal, premium, if any, or interest, on the Notes of such series that became due solely because of such acceleration, have been cured or waived as provided in section entitled “Other Remedies” below.

No rescission as provided in this section shall affect any subsequent default or impair any right consequent thereon.

For all purposes under the Indentures, if a portion of the principal of any Notes shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Notes shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Notes.

Other Remedies

If we shall fail for a period of 30 days to pay any installment of interest on the Notes of any series or shall fail to pay the principal of and premium, if any, on any of the Notes of such series when and as the same shall become due and payable, whether at maturity, or by call for redemption, by declaration as authorized by the Indentures, or otherwise, then, upon demand of the trustee, we shall pay to the paying agent, for the benefit of the holders of Notes of such series then outstanding, the whole amount which then shall have become due and payable on all the Notes of such series, with interest on the overdue principal and premium, if any, and (so far as the same may be legally enforceable) on the overdue installments of interest at the rate borne by the Notes of such series, and all amounts owing the trustee and any predecessor trustee subject to the provisions in connection with compensation and indemnity to the trustee under the Indentures.

In case we shall fail forthwith to pay such amounts upon such demand, the trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding, judicial or otherwise for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against us or any other obligor upon the Notes of such series, and collect the moneys adjudged or decreed to be payable out of the property of us or any other obligor upon the Notes of such series, wherever situated, in the manner provided by law. Every recovery of judgment in any such action or other proceeding, subject to the payment to the trustee of all amounts owing the trustee and any predecessor trustee subject to the provisions in connection with compensation and indemnity to the trustee under the Indentures, shall be for the ratable benefit of the holders of such series of Notes which shall be the subject of such action or proceeding. All rights of action upon or under any of the Notes or the Indentures may be enforced by the trustee without the possession of any of the Notes and without the production of any thereof at any trial or any proceeding relative thereto.

Satisfaction and Discharge of Indentures

The Indentures, with respect to the Notes of any series (if all series issued under the Indentures are not to be affected), shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Notes herein expressly provided for and rights to receive payments of principal of, premium, if any, and interest on, such

Notes) when: (i) either: (A) all Notes of such series that have been authenticated, except (x) lost, stolen or destroyed Notes that have been replaced or paid and (y) Notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the paying agent for cancellation; or (B) all Notes of such series that have not been delivered to the paying agent for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of such series of Notes, cash in U.S. Dollars, U.S. Government obligations, or a combination of cash in U.S. Dollars and U.S. Government obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire amount outstanding on such Notes not delivered to the paying agent for cancellation for principal, premium, if any, and accrued interest, to the stated maturity or redemption date, as the case may be; (ii) no default or Event of Default under the Indentures has occurred and is continuing with respect to Notes of such series on the date of the deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit); (iii) we have paid or caused to be paid all sums payable by it under the Indentures with respect to all Notes of such series; and (iv) we have delivered irrevocable instructions to the trustee under the Indentures to apply the deposited money toward the payment of the Notes of such series at the stated maturity or redemption date, as the case may be.

We must deliver an officer’s certificate and an opinion of an independent legal counsel (which may be subject to customary assumptions and exclusions) to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notices to Note holders; Waiver

Any notice required or permitted to be given to Note holders shall be sufficiently given (unless otherwise herein expressly provided), if to holders, if given in writing by first class mail, postage prepaid, to such holders at their addresses as the same shall appear on the register. Notwithstanding the foregoing sentence, where the Indentures provide for notice of any event to a holder of a global security, such notice shall be sufficiently given if given to the depository for such Note (or its designee), pursuant to the applicable procedures of the depository, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice by the Indentures.

(a) In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

(b) Where the Indentures provide for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular holder shall affect the sufficiency of such notice with respect to other holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to holders is given by publication, any defect in any notice so published as to any particular holder shall not affect the sufficiency of such notice with respect to other holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given.

Supplemental Indentures

Without consent of holders of the Notes. Subject to the Indentures, we and the trustee, at any time and from time to time, may enter into one or more indentures supplemental, in form satisfactory to the trustee, for any one or more of or all the following purposes: (a) to cure any ambiguity, omission, defect or inconsistency contained herein or in any supplemental indenture; provided, however, that such amendment does not materially and adversely affect the rights of holders; (b) to evidence the succession of another corporation, partnership, trust or other entity to us in accordance with the section in connection with merger, consolidation and sale of assets under the Indentures, or successive successions, and the assumption by such successor of the covenants and obligations of us contained in the Notes of one or more series and in the indentures or any supplemental indenture; (c) to comply with the rules of any applicable depository; (d) to secure any series of Notes; (e) to add to the covenants and agreements of us, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the holders of all or any series of the Notes (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of Notes, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon us; (f) to make any change in any series of Notes that does not adversely affect the legal rights under the Indentures of any holder of such Notes in any material respect; (g) to evidence and provide for the acceptance of an appointment under the Indentures of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms hereof; (h) to conform the text of the Indentures or any series of the Notes to any provision of the section entitled “Description of the Debt Securities” in the prospectus relating to the offering of the Notes to the extent that such provision in such prospectus was intended to be a verbatim recitation of a provision of the Indentures or such series of the Notes as evidenced by an officer’s certificate; (i) to make any amendment to the provisions of the Indentures relating to the transfer and legending of such series of Notes as permitted by the Indentures, including, but not limited to, facilitating the issuance and administration of any series of the Notes or, if incurred in compliance with the Indentures, additional Notes; provided, however, that (i) compliance with the Indentures as so amended would not result in such series of the Notes being transferred in violation of the Securities Act, or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer Notes; (j) to make any amendment to this Indenture necessary to qualify the Indentures under the Trust Indenture Act; (k) to establish the form and terms of Notes of any series as permitted under the Indentures, or to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indentures or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Notes of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed; and (l) to add guarantors or co-obligors with respect to any series of Notes.

Subject to the Indentures, the trustee is authorized to join with us in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder.

Any supplemental indenture authorized by the provisions of this section may be executed by us and the trustee without the consent of the holders of any of the Notes at the time outstanding.

With Consent of Holders of the Notes; Limitations.

(a) With the consent of the holders of a majority in aggregate principal amount of the outstanding Notes of each series affected by such supplemental indenture voting separately, we and the trustee may, from time to time and at any time, enter into an indenture or indentures supplemental for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indentures or of modifying or changing in any manner the rights of the holders of the Notes of such series to be affected; provided, however, that no such supplemental indenture shall, without the consent of the holder of each outstanding Note of each such series affected thereby, (i) change the stated maturity of the principal of and premium, if any, or any installment of interest on any Note; (ii) reduce the principal amount of, payments of interest, on or stated time for payment of interest, on any Note; (iii) change any obligation of us to pay Additional Amounts with respect to any Note; (iv) change the currency in which the principal of and premium, if any, or interest on such Note is denominated or payable; (v) impair the right to institute suit for the enforcement of any payment due on or with respect to any Note; (vi) reduce the percentage in principal amount of the outstanding Note of any series, the consent of whose holders is required for any supplemental indenture; (vii) reduce the percentage in principal amount of the outstanding Notes of any series, the consent of whose holders is required for any waiver of compliance with certain provisions of the Indentures or certain defaults and their consequences provided for in the Indentures; (viii) modify any of the provisions of this section and certain conditional waivers of holders of the Notes under the Indentures, except to increase any such percentage or provide that certain other provisions of the Indentures cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby; provided, however, that this shall not be deemed to require the consent of any holder with respect to changes in the references to the trustee and concomitant changes in this section and certain conditional waivers of holders of the Notes, or the deletion of this proviso; (ix) amend, change or modify any provision of the Indentures or the related definitions affecting the ranking of any series of Notes in a manner which adversely affects the holders of such Notes; or (x) reduce the amount of the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased subject to tax redemption pursuant to the Indentures.

(b) A supplemental indenture that changes or eliminates any provision of the Indentures which has expressly been included solely for the benefit of one or more particular series of Notes or which modifies the rights of the holders of

Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indentures of the holders of Notes of any other series.

(c) It shall not be necessary for the consent of the holders of the Notes under this section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. Any such consent of holders given in connection with a tender of such holders’ Notes of such series will not be rendered invalid by such tender.

(d) We may set a record date for purposes of determining the identity of the holders of each series of Notes entitled to give a written consent or waive compliance by us as authorized or permitted by this section.

After the execution by us and the trustee of any supplemental indenture pursuant to the provisions of this section, we shall mail a notice, setting forth in general terms the substance of such supplemental indenture, to the holders of Notes at their addresses as the same shall then appear in the register. Any failure of us to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Effect of Execution of Supplemental Indenture. Upon the execution of any supplemental indenture, the Indentures shall be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties and immunities under the Indentures of the trustee, us and the holders of all of the Notes or of the Notes of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indentures for any and all purposes.

Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to the provisions of this Article XIII shall conform to the requirements of the Trust Indenture Act as then in effect.

Governing Law

The Indentures and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York